UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a party other than the Registrant ☐
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☒   Definitive Proxy Statement
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☐   Soliciting Material under §240.14a-12
Certara, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐   Fee paid previously with preliminary materials
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Certara Stockholders,

On behalf of the Board of Directors and management of Certara, Inc., I am pleased to invite you to attend our 2026 Annual Meeting of Stockholders, which will be held on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time. This year’s meeting will be conducted virtually, allowing you to attend, vote your shares, and submit questions from any location with internet access.
You may join the live webcast at www.virtualshareholdermeeting.com/CERT2026. To participate, you will need the 16-digit control number provided in your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive printed materials. The accompanying Notice and Proxy Statement describe the matters that will be presented for a vote at the meeting.
Whether or not you plan to attend the virtual meeting, your vote is important. As in prior years, we offer several convenient ways to vote — by telephone, online, by mail, or during the meeting itself.
2026 marks a year of an important leadership transition for Certara. Effective January 1, 2026, I succeeded William Feehery as Chief Executive Officer. On behalf of the Board, I would like to thank Bill for his leadership and many contributions to Certara.
JON RESNICK Chief Executive Officer
Thank you for your continued support of Certara.
Sincerely,
Jon Resnick
Chief Executive Officer
April 3, 2026
4 Radnor Corporate Center, Suite 350, Radnor, PA 19087

PROXY STATEMENT
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
Summary:

Meeting Date May 14, 2026	Time 9:00 a.m. Eastern Time	Webcast www.virtualshareholdermeeting.com/CERT2026
The 2026 Annual Meeting of Stockholders of Certara, Inc. will be held on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time.
Stockholders may attend the meeting virtually, vote electronically, and submit questions by visiting www.virtualshareholdermeeting.com/CERT2026. You will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or your proxy card to access the meeting. Online check-in will begin at 8:45 a.m. Eastern Time. For additional information on how to participate, please refer to the section titled “2026 Annual Meeting Information.”
At the meeting, stockholders will consider and vote on the following proposals:
1.	Election of the following Class III directors: Arjun Bedi, Stephen McLean, and Jon Resnick.
2.	Ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	Non-binding advisory vote to approve the compensation of our named executive officers for the most recently completed fiscal year.
This Proxy Statement and the accompanying proxy card are being made available on or about April 3, 2026. Only stockholders of record at the close of business on March 20, 2026 are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection for at least 10 days prior to the meeting by contacting ir@certara.com.
If your shares were held in “street name” on March 20, 2026, you are considered the beneficial owner of those shares, with the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank, or other nominee explaining how to vote your shares.
Whether or not you plan to attend the virtual meeting, we encourage you to vote in advance — online, by telephone, or by returning your completed proxy card in the enclosed postage-paid envelope.
Sincerely,
Daniel D. Corcoran
Senior Vice President, General Counsel, and
Secretary
Radnor, PA
April 3, 2026
4 Radnor Corporate Center, Suite 350, Radnor, PA 19087

Proxy Statement Summary	1
Voting Matters and Board Recommendations	1
Voting Methods	1
Company Overview	2
Director Nominees	2
2026 Annual Meeting Information	3
Proxy Statement Materials	3
Frequently Asked Questions About the 2026 Annual Meeting	3
Board and Governance Practices	8
Overview	8
Corporate Governance Guidelines	8
Director Independence	8
Our Board of Directors	9
Director Nomination Process	10
Board Leadership Structure	11
Board and Committee Evaluations	11
Board Meetings	12
Board Committees	12
Risk Oversight	13
Sustainability	13
Insider Trading Policy	14
Clawback Policy	14
Board Committee Functions and Responsibilities	15
Succession Planning	17
Code of Conduct	17
Stock Ownership Requirements	17
Communications With Our Board	17
Director Compensation	18
Proposal 1 — Election of Class III Directors Named Herein	20
Votes Required for Approval	20
Nominees For Election for a Three-Year Term Expiring at the 2029 Annual Meeting	21
Voting Recommendation	21
Continuing Class I Directors in Office for a Term Expiring at the 2027 Annual Meeting	25
Continuing Class II Directors in Office for a Term Expiring at the 2028 Annual Meeting	28
Proposal 2 — Ratification of the Appointment of RSM US LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	31
Votes Required for Approval	31
Audit Committee Matters	32
Services and Fees for 2025 and 2024	32
Audit Committee Pre-Approval Process	32
Report of the Audit Committee	33

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement. It does not contain all of the information you should consider before voting. We encourage you to read the full Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025, before casting your vote.
VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matters (2026 Proposals)	Board Recommendations

Proposal 1: Election of Class III director nominees named in this Proxy Statement	FOR each nominee
Proposal 2: Ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR
Proposal 3: Non-binding advisory vote to approve the compensation of our named executive officers for the most recently completed fiscal year	FOR
VOTING METHODS

Internet
Visit www.proxyvote.com and follow the instructions. You will need the 16-digit control number shown on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Telephone Call 1-800-690-6903 (or the number listed on your voting instruction form) and follow the prompts. You will need your 16-digit control number.
Mail Complete, sign, and date your proxy card and return it in the postage-paid envelope provided.

During the 2026 Annual Meeting
You may vote online during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CERT2026 using your 16-digit control number. Online access will begin at 8:45 a.m. Eastern Time on May 14, 2026.

2026 PROXY STATEMENT   |   1

PROXY STATEMENT SUMMARY
COMPANY OVERVIEW

Certara, Inc. is a Delaware corporation incorporated on June 27, 2017, with executive offices located at 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087. Throughout this Proxy Statement, unless otherwise indicated, “Certara,” the “Company,” “we,” “us,” and “our” refer to Certara, Inc. and its consolidated subsidiaries. References to the “Board” refer to our Board of Directors. Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “CERT.”
Certara is a global leader in biosimulation software and technology-enabled services that support drug development and regulatory decision-making across the biopharmaceutical industry. Certara’s solutions are used by biopharmaceutical companies, academic institutions, and regulatory agencies to improve the efficiency and effectiveness of drug discovery and development.
Founded through the combination of Tripos International and Pharsight Corporation, Certara provides a comprehensive suite of software products and scientific consulting services designed to model and simulate the impact of drugs in humans, enabling more informed decisions throughout the drug development lifecycle.
DIRECTOR NOMINEES

The Board has nominated the following individuals for election as Class III directors:
Arjun Bedi
Stephen McLean
Jon Resnick
If elected, each nominee will serve a three-year term expiring at the 2029 Annual Meeting of Stockholders, and until their successor is duly elected and qualified. Additional information about each nominee’s background, experience, and qualifications is provided under “Proposal 1 — Election of Class III Directors.”

2   |   2026 PROXY STATEMENT

PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2026
2026 ANNUAL MEETING INFORMATION
PROXY STATEMENT MATERIALS

These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors for the 2026 Annual Meeting of Stockholders, which will be held virtually on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time. Stockholders may attend the meeting online at www.virtualshareholdermeeting.com/CERT2026. This Proxy Statement and the accompanying proxy card were first made available on or about April 3, 2026.
A copy of our Annual Report for the fiscal year ended December 31, 2025 (the “Annual Report”), including audited financial statements, is being mailed to stockholders who requested printed materials and is also available at www.proxyvote.com. References to the “2025 fiscal year” or the “year ended December 31, 2025” refer to our fiscal year ended December 31, 2025.
FREQUENTLY ASKED QUESTIONS ABOUT THE 2026 ANNUAL MEETING

When and where will the 2026 Annual Meeting be held?
The meeting will be held on Thursday, May 14, 2026, at 9:00 a.m. Eastern Time, and will be conducted exclusively online via live webcast.
How can I attend the 2026 Annual Meeting?
You may attend, vote, and submit questions in real time during the meeting by visiting www.virtualshareholdermeeting.com/CERT2026 from any device with internet access. There will be no in-person meeting.
Who may vote?
You may vote if you were a stockholder of record as of March 20, 2026, which is the record date of the meeting. You are entitled to one vote per share on each matter presented. As of March 20, 2026, we had 153,325,078 shares of common stock outstanding (excluding treasury shares).
Are all directors standing for election?
No. Only our Class III directors are standing for election at the 2026 Annual Meeting. Our Class I directors will stand for election in 2027, and our Class II directors will stand for election in 2028.
Will virtual attendees have the same participation rights as those at an in-person meeting?
Yes. The virtual meeting format is designed to provide stockholders with substantially the same rights and opportunities to participate as they would have at an in-person meeting, regardless of location. Stockholders will be able to:
▪
Submit appropriate questions in advance of the meeting;

▪
Submit appropriate questions in real time during the meeting; and

▪
Receive responses to questions from our investor relations group, in accordance with the rules of conduct for the meeting.

2026 PROXY STATEMENT   |   3

2026 ANNUAL MEETING INFORMATION
What is the difference between a stockholder of record and a beneficial owner?
Stockholder of Record
You are a stockholder of record if your shares are registered directly in your name with our transfer agent, Broadridge. As a stockholder of record, you may vote your shares by submitting a proxy or by voting electronically during the Annual Meeting.
Beneficial Owner (“Street Name”)
If your shares are held through a broker, bank, or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to instruct your broker, bank, or nominee on how to vote. Your broker, bank, or nominee will provide you with instructions on how to vote your shares. Because you are not the stockholder of record, you may not vote during the live meeting unless you request and receive a legal proxy from your broker, bank, or nominee.
How do I vote?
You may vote your shares before or during the meeting in any of the following ways:
▪
By mail: Return your completed and signed proxy card.

▪
By telephone: Call 1-800-690-6903.

▪
Online: Visit www.proxyvote.com.

▪
During the Meeting: Vote electronically at www.virtualshareholdermeeting.com/CERT2026 using your 16-digit control number.

Telephone and internet voting will close at 11:59 p.m. Eastern Time on May 13, 2026.
Unless you indicate otherwise, proxies submitted will be voted:
▪
FOR each Class III director nominee named herein (Proposal 1);

▪
FOR ratification of the appointment of RSM as our independent registered public accounting firm for our current fiscal year (Proposal 2); and

▪
FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3).

If you hold your shares through a broker, bank, or other nominee, please follow their voting instructions. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance so that your shares will be counted if you are unable to attend.
Can my broker vote my shares without my instruction?
If you are a beneficial owner, your broker may vote your shares on certain routine matters without receiving your instructions but may not vote your shares on non-routine matters without your direction.
▪
Routine Matter:

◦
Proposal 2 — Ratification of the appointment of RSM as our independent registered public accounting firm

(Your broker may vote without instructions.)
▪
Non-Routine Matters:

◦
Proposal 1 — Election of directors

◦
Proposal 3 — Advisory vote on executive compensation

(Your broker may not vote without instructions.)

4   |   2026 PROXY STATEMENT

2026 ANNUAL MEETING INFORMATION
If your broker does not receive voting instructions from you on a non-routine matter, a broker non-vote will occur for non-routine matters and may result in broker non-vote for routine matters. Broker non-votes are counted for purposes of establishing a quorum but are not treated as votes cast on non-routine matters.
How is a quorum determined?
A quorum is present if stockholders representing a majority of the voting power of the Company’s outstanding shares entitled to vote are present in person (virtually) or by proxy at the meeting. Shares are considered present for quorum purposes if the stockholder attends the meeting via webcast or a valid proxy is received, including shares represented by proxies reflecting broker non-votes or abstentions. No business may be conducted at the meeting unless a quorum is present.
What are the voting requirements to approve each proposal?
Proposal		Votes Required to Approve	Broker Discretionary Voting Allowed?
1.	Election of Class III Directors	Plurality of the votes cast for each director nominee (the three nominees receiving the highest number of “FOR” votes are elected)	No
2.	Ratification of RSM as Independent Auditor	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Yes
3.	Advisory Vote on Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	No
Proposal 1: Election of Class III Directors Named Herein
You may vote “FOR” or “WITHHOLD” for each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals receiving the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that, once a quorum is established, the three nominees receiving the highest number of votes at the 2026 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than three directors, and stockholders may not cumulate votes in the election of directors.
Broker non-votes are not considered votes cast on this proposal and therefore do not affect the outcome.
Proposal 2: Ratification of the Appointment of RSM as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
You may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” this proposal. Proposal 2 is the only proposal for which your broker is entitled to vote your shares if no instructions are received from you. Because Proposal 2 is considered “routine,” we do not expect that any broker non-votes will occur with respect to such proposal.

2026 PROXY STATEMENT   |   5

2026 ANNUAL MEETING INFORMATION
Proposal 3: Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers for the Most Recently Completed Fiscal Year
You may vote “FOR,” “AGAINST,” or “ABSTAIN.” This proposal requires the favorable vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because broker non-votes do not count as shares entitled to vote, they will not affect the outcome of the vote on this proposal.
Shares for which abstentions or broker non-votes occur on any proposal will be counted towards the establishment of a quorum. For additional information, see “How is a quorum determined?” above.
Where can I find the voting results?
Preliminary voting results will be announced at the 2026 Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the meeting.
Can I revoke my proxy?
Yes. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:
▪
Sending a written notice of revocation to our Secretary at the address listed on the front of this Proxy Statement;

▪
Submitting a later-dated proxy card prior to the Annual Meeting; or

▪
Voting electronically during the live webcast of the Annual Meeting.

If your shares are held through a broker, bank, or other nominee, you should follow the instructions provided by that entity to revoke your voting instructions.
Who participates in and pays for this proxy solicitation?
Our Board of Directors solicits proxies on our behalf, and the Company will pay all expenses related to the preparation, printing, and mailing of this Proxy Statement and related materials. Proxies may be solicited by mail, telephone, electronic communication, or personal contact by our directors, officers, and employees, none of whom will receive any additional compensation for such solicitation.
We also request that brokers, banks, and other nominees forward proxy materials to beneficial owners and reimburse them for reasonable expenses incurred in doing so. We encourage stockholders to vote promptly to help reduce solicitation costs.
Where can I find the Company’s governance materials?
Our Corporate Governance Guidelines and Code of Conduct along with the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees are available in the Investor Relations section of our website at ir.certara.com. Information contained on our website is not incorporated by reference into this Proxy Statement.
How do I eliminate paper mailings or duplicate materials?
Internet Availability
As permitted by SEC rules, most stockholders receive a Notice of Internet Availability of Proxy Materials, which includes instructions for accessing proxy materials online or requesting printed copies.

6   |   2026 PROXY STATEMENT

2026 ANNUAL MEETING INFORMATION
Important Notice
This Proxy Statement and our Annual Report are available free of charge at ir.certara.com. If you would like a printed copy of the Annual Report mailed to you, please contact our Investor Relations Department at Certara, Inc., 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087, or by email at ir@certara.com.
Householding
To reduce printing and mailing costs, we may send a single set of proxy materials to stockholders who share the same address, unless we have received contrary instructions. Some brokers, banks, and other nominees may also household proxy materials for their clients.
If you received only one set of proxy materials and would prefer to receive separate copies, or if you wish to opt in or opt out of householding, please contact Investor Relations at Certara, Inc., Attention: Investor Relations, 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087, or by email at ir@certara.com. You may also contact your broker, bank, or other nominee directly.
Information Not Incorporated by Reference
Information contained on, or accessible through, our corporate website or any other website we may maintain is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
Who is our transfer agent?
Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) serves as our transfer agent for our common stock. If you are a registered stockholder and have questions about your account, or need to report a change of name or address, please contact Broadridge using the information below:
Regular, Registered or Overnight Mail Broadridge Corporate Issuer Solutions Attention: BCIS IWS 51 Mercedes Way Edgewood, NY 11717-8368	Telephone Inquiries: Domestic Stockholders: (844) 998-0339 or TTY for hearing impaired: (855) 627-5080 International Stockholders: (303) 562-9304 or TTY for hearing impaired: (720) 399-2074
Website: www.shareholder.broadridge.com

2026 PROXY STATEMENT   |   7

BOARD AND GOVERNANCE PRACTICES
OVERVIEW

The following section provides an overview of our Board of Directors and our corporate governance practices. We have taken a number of steps, including expanding our stockholder outreach efforts and enhancing our disclosures, to promote transparency and accountability to our stockholders.
CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted Corporate Governance Guidelines that outline the principles and practices it follows in carrying out its responsibilities. These guidelines address a wide range of corporate governance topics, including:
▪
the role, responsibilities, size, and composition of the Board;

▪
director independence;

▪
the selection of the Chair of the Board and the Chief Executive Officer;

▪
the management of director conflicts of interest;

▪
changes in a director’s principal occupation or job responsibilities;

▪
director orientation and continuing education;

▪
the selection of a lead independent director, if applicable;

▪
director term limits and retirement age;

▪
Board and committee meetings;

▪
expectations of directors;

▪
management succession planning

▪
evaluation of Board performance;

▪
Board compensation;

▪
communications with stockholders and other interested parties;

▪
the implementation of stockholder agreements; and

▪
communications with non-management directors.

A copy of our Corporate Governance Guidelines is available on our website at www.certara.com under “Investors — Corporate Governance — Documents & Charters.” Information contained on our website is not incorporated by reference into this Proxy Statement.
DIRECTOR INDEPENDENCE

Under our Corporate Governance Guidelines, a director is considered “independent” only if our Board of Directors affirmatively determines that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines provide that ownership of a significant amount of our common stock, by itself, does not constitute a material relationship. In addition, a director must satisfy the applicable “bright-line” tests for independence and the other requirements for qualifying as an independent director under the Nasdaq listing standards.

8   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
Our Corporate Governance Guidelines require that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCGC”) be independent in accordance with applicable SEC rules and Nasdaq listing standards.
Based on the recommendation of the NCGC, our Board determined that Mr. Bedi, Mr. Cashman, Mr. Broshy, Ms. Collins, Ms. Crane, Ms. Killefer, Mr. McLean, Mr. Spaight, Mr. Walsh, and Dr. Reynders qualify as “independent” under our Corporate Governance Guidelines, as well as applicable Nasdaq and SEC independence standards, including those governing committee service. Our Board had previously determined that each non-management director who served during fiscal 2025 qualified as “independent” under our Corporate Governance Guidelines, as well as applicable Nasdaq and SEC independence standards. In addition, our Board has further concluded that Dr. Reynders, Mr. Bedi, Mr. Broshy, Ms. Collins and Mr. Walsh satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to service on our Audit Committee, and that Mr. Cashman, Ms. Crane, Ms. Killefer, and Mr. Spaight satisfy the independence requirements of Rule 10C-1 under the Exchange Act for purposes of Compensation Committee service. In reaching these determinations, the Board considered all relevant information, including director responses to the annual independence and governance questionnaires.
OUR BOARD OF DIRECTORS

Our Amended and Restated Certificate of Incorporation (the “Charter”) provides that, subject to the rights of any holders of preferred stock, the Board is divided into three classes, with each class serving a staggered three-year term. The classes are structured to be as evenly sized as possible, and only one class is elected at each Annual Meeting. The Class III directors whose terms expire in 2026 are up for election for a term that would expire in 2029.
In connection with the new term for the Class III directors, Rosemary Crane was not included among the nominees slated for election as Class III directors, and her service as a director will conclude upon the election of the Class III directors at the 2026 Annual Meeting. In addition, Cynthia Collins has provided notice of her resignation from the Board, effective upon the election of the new Class III directors at the 2026 Annual Meeting, to be held on May 14, 2026.
A table including our continuing directors and their respective Class and current term expiration are set forth below.
Class	Directors	Current Term Expires
I	James Cashman III	2027
	Nancy Killefer	2027
	David Spaight	2027
II	Eran Broshy	2028
	John Reynders	2028
	Matthew Walsh	2028
III	Arjun Bedi	2026
	Stephen McLean	2026
	Jon Resnick	2026
Our Charter provides that, subject to any rights of holders of preferred stock to elect additional directors under certain circumstances, the number of directors will be determined from time to time solely by resolution of the Board of Directors. On February 24, 2026, the Board increased the size of the Board from ten to eleven directors and appointed Arjun Bedi to serve as a Class III director to fill the resulting vacancy. The size of the Board will be nine directors after the 2026 Annual Meeting.

2026 PROXY STATEMENT   |   9

BOARD AND GOVERNANCE PRACTICES
Stockholders Agreement
On November 3, 2022, EQT Avatar Parent, L.P. (“EQT”) entered into an agreement to sell its shares of the Company’s common stock to Arsenal Saturn Holdings LP, an affiliate of Arsenal Capital Partners (together with certain of its affiliated investment funds, “Arsenal”). In connection with this transaction (the “EQT/Arsenal transaction”), the Company and Arsenal entered into a stockholders agreement, dated November 3, 2022 (the “Stockholders Agreement”).
Under the Stockholders Agreement, Arsenal has the right, subject to specified ownership thresholds, to nominate up to two directors to our Board of Directors, with one such director appointed to the NCGC and one to the Compensation Committee. See “Certain Relationships and Related Party Transactions — Stockholders Agreement” below.
Pursuant to the Stockholders Agreement, following the completion of the EQT/Arsenal transaction, Arsenal designated, and the Company appointed, Stephen McLean to continue serving on the Board as a Class III director and David Spaight to serve on the Board as a Class I director. Additionally, Mr. McLean was appointed to the NCGC, and Mr. Spaight was appointed to the Compensation Committee.
DIRECTOR NOMINATION PROCESS

The NCGC is responsible for identifying and recommending candidates for election or re-election to the Board of Directors, as well as individuals to fill vacancies or newly created directorships. The NCGC also evaluates candidates for appointment to, and removal from, committees of the Board.
In evaluating potential director candidates, the NCGC considers each candidate’s background, skills, and abilities and the current needs of the Board. The criteria considered by the NCGC include, among others:
▪
integrity, strength of character, and mature judgment;

▪
industry knowledge or relevant professional experience;

▪
the ability to work effectively and collegially with other directors;

▪
time commitment and service on other boards or governing bodies;

▪
potential conflicts of interest or legal considerations;

▪
expertise in areas such as corporate governance, finance, accounting, or executive compensation; and

▪
the overall size, composition, expertise, and range of skills, experiences, and viewpoints of the Board.

In identifying and recruiting new directors, the NCGC may consult with the Chair of the Board, other directors, and members of management, and may retain third-party search firms. The NCGC also considers director candidates nominated by stockholders in accordance with our Amended and Restated Bylaws (“Bylaws”). Additional information regarding stockholder nominations is provided under “Other Matters — Stockholder Recommendations of Director Candidates.”
Mr. Bedi was brought to the attention of the NCGC by an existing non-management director.
Pursuant to our Stockholders Agreement, Arsenal has the right to designate nominees to our Board of Directors, subject to the ownership requirements described under “Certain Relationships and Related Party Transactions — Stockholders Agreement.”

10   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
We believe that our directors collectively bring a balanced range of experience, expertise, and skills that are relevant to the size, complexity, and nature of our business. Directors serve until the expiration of their respective terms, unless earlier resigned or removed by the stockholders. Set forth below is a skills matrix for our current directors:
AREAS OF EXPERTISE/LEADERSHIP QUALITIES	TOTAL MEMBERS
EXECUTIVE LEADERSHIP
CEO Experience	8
CFO Experience	3
CTO/R&D Experience	2
COO Experience	2
INDUSTRY BACKGROUND
Pharmaceutical/Biotech	9
Pharma Services/Tech	6
Technology (IT/Software/Cybersecurity)	7
SKILLS
Mergers and Acquisitions	9
Investor Relations	9
Sales & Marketing	8
Operations	8
Corporate Governance/Ethics	8
Financial/Audit & Risk	7
Human Capital Management/Compensation	7
Global/International Business	7
Technology (IT/Software/Cybersecurity)	7
Science/R&D	3
BOARD LEADERSHIP STRUCTURE

Our Board of Directors does not have a fixed policy regarding whether the roles of Chief Executive Officer (“CEO”) and Chair of the Board should be held by the same person. Instead, the Board evaluates the appropriate leadership structure based on the Company’s needs and circumstances from time to time.
If the Chair of the Board is also the CEO or is not considered an independent director, it is the Board’s policy that the independent directors will elect a lead independent director from among themselves. The lead independent director is elected by a plurality vote through a secret ballot and may not serve in that role for more than five consecutive years.
Currently, the roles of CEO and Chair of the Board are held by separate individuals. Jon Resnick serves as our CEO, and Mr. Cashman serves as Chair of the Board. We believe this leadership structure is effective because it allows the CEO to focus on the day-to-day management and execution of the Company’s strategy, while the Chair of the Board leads the Board’s oversight of management, strategic planning, and risk management.
BOARD AND COMMITTEE EVALUATIONS

The Board of Directors, under the oversight of the NCGC, conducts an annual self-assessment to evaluate the effectiveness of the Board and its committees. As part of this process, directors provide feedback regarding

2026 PROXY STATEMENT   |   11

BOARD AND GOVERNANCE PRACTICES
whether they have the resources, access, and information necessary to fulfill their oversight responsibilities, as well as suggestions to enhance Board performance.
In addition, each of the Audit Committee, the Compensation Committee, and the NCGC conducts its own annual self-evaluation, including a review of its performance against the responsibilities set forth in its respective charter.
BOARD MEETINGS

The Board of Directors held eight meetings during the fiscal year ended December 31, 2025. Each director who served on the Board during 2025 attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings of the committees on which he or she served during the year.
We encourage our directors to attend annual meetings of our stockholders. All directors then serving on the Board attended the 2025 Annual Meeting of Stockholders.
BOARD COMMITTEES

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the NCGC. Each committee operates under a written charter, which is available on our website at www.certara.com under “Investors — Corporate Governance — Documents & Charters.” Copies of the committee charters may also be obtained by writing to Certara, Inc., 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087, Attention: Secretary.
Our CEO and other executive officers provide regular updates to the non-management directors and the Board committees to support effective oversight, efficient management, and thorough evaluation of enterprise risks. We believe this structure provides appropriate oversight of our business activities and management controls.
Each of our standing committees is composed entirely of independent directors, as defined under the applicable Nasdaq listing standards and our Corporate Governance Guidelines.
The table below sets forth the current members of each standing committee, identifies the committee chair, and shows the number of meetings held during the fiscal year ended December 31, 2025.
Committee	Members	Meetings in Fiscal 2025
Audit	Matthew Walsh (Chair)	7
Arjun Bedi
Eran Broshy
Cynthia Collins
John Reynders
Compensation	Nancy Killefer (Chair)	11*
James Cashman III
Rosemary Crane
David Spaight
NCGC	Eran Broshy (Chair)	8*
James Cashman III
Nancy Killefer
Stephen McLean

*
Includes two joint meetings of the Compensation Committee and NCGC.

On February 24, 2026, the Board appointed Arjun Bedi as a director and a member of the Audit Committee.

12   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
RISK OVERSIGHT

Our Board of Directors has extensive involvement in the oversight of the Company’s enterprise risk management related to the Company and its business and conducts this oversight primarily through regular reporting by the Audit Committee.
The Audit Committee supports the Board in fulfilling its fiduciary oversight responsibilities with respect to the following matters:

the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls, and financial statement audits;	our compliance with legal and regulatory requirements;	the qualifications, performance, and independence of our independent registered public accounting firm;

our corporate compliance program, including our Code of Conduct, Anti-Corruption Compliance, and Whistleblower Policies, as well as processes for investigating possible violations;	our risk management policies and procedures, including those related to data privacy and cybersecurity; and	the performance of our internal audit function.
Through its regular meetings with management, including representatives from the finance, legal, and information technology functions, the Audit Committee reviews and discusses significant areas of the Company’s business and summarizes for the Board key risks and related mitigation strategies.
The Compensation Committee considers risks related to employee compensation programs and practices, while the NCGC oversees director oversight and corporate governance matters, as well as the Company’s environmental, social, and governance (“ESG”) initiatives and strategy more broadly. In addition, the Board receives periodic, detailed operating performance reviews from management.
For additional information regarding the Board’s and the Audit Committee’s oversight of the Company’s cybersecurity program, please refer to Part I, Item 1C of our Annual Report.
SUSTAINABILITY

Certara is committed to understanding, monitoring, and managing its social, environmental, and governance impacts in support of sustainable development. This commitment to corporate responsibility is reflected in a number of practices, including:
▪
conducting our business in a responsible, honest, and ethical manner;

▪
acting as responsible stewards of the environment, including demonstrated commitments under the Science Based Targets initiative (SBTi) and stakeholder communication through CDP and Eco Vadis reporting and scoring processes;

2026 PROXY STATEMENT   |   13

BOARD AND GOVERNANCE PRACTICES
▪
promoting a safe and healthy working environment for our employees;

▪
supporting universal human rights; and

▪
respecting and supporting the global cultures and dedicated individuals that make up our Company.

For additional information, please see our ESG Report, as updated from time to time, which is available in the Corporate Governance section of our Investor Relations website at ir.certara.com. Information contained in the ESG Report or on our website is not incorporated by reference into this Proxy Statement.
INSIDER TRADING POLICY

Certara has adopted an Insider Trading Policy (the “Insider Trading Policy”) that governs the purchase, sale, and other dispositions of the Company’s securities by its directors, officers, and employees. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with applicable insider trading laws, rules, and regulations, as well as applicable Nasdaq listing standards. With respect to the Company’s trading in its own securities, it is the Company’s policy to comply with all applicable securities laws. The Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report.
Hedging, Margin Accounts and Pledges
Our Insider Trading Policy prohibits any director, officer, or employee from engaging in any transaction (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Certara equity securities.
In addition, our Insider Trading Policy prohibits any director, officer, or employee, whether or not in possession of material non-public information, from purchasing Certara securities on margin, borrowing against any account in which Certara securities are held, or pledging Certara securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel (or his or her designee).
The General Counsel is under no obligation to approve any request for pre-clearance and may deny any such request in his or her professional discretion. In evaluating requests for pre-clearance, the General Counsel considers the particular facts and circumstances of the request, including, among other factors, the percentage of securities proposed to be pledged relative to the total number of securities held by the requesting individual and the individual’s financial capacity to service the related obligation.
CLAWBACK POLICY

In 2023, in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Rule 10D-1 under the Exchange Act, and applicable Nasdaq listing standards, the Board of Directors adopted a compensation recovery policy (the “Clawback Policy”). The Clawback Policy applies to the Company’s executive officers and provides for the recovery of certain incentive-based compensation in the event the Company is required to prepare an accounting restatement. The policy applies to incentive compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure, including performance-based equity awards.
Under the Clawback Policy, the Company is required to recover incentive-based compensation received on or after October 2, 2023, by covered executive officers during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Recovery is required without regard to fault, and the policy prohibits indemnification or reimbursement of recovered amounts to the extent prohibited by applicable law or listing standards. The Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report.

14   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
BOARD COMMITTEE FUNCTIONS AND RESPONSIBILITIES

Audit Committee
The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial reporting, compliance, and risk management processes. The Audit Committee’s responsibilities are one of oversight, and management remains responsible for the preparation and integrity of the Company’s financial statements. Key responsibilities of the Audit Committee include:
▪
Financial Reporting and Controls: Overseeing the quality and integrity of the Company’s financial statements, accounting and financial reporting processes, internal controls, and financial statement audits. The Audit Committee regularly reviews and discusses with management and the independent registered public accounting firm the Company’s financial statements, disclosures, and internal control framework, including information technology security controls and cybersecurity risk oversight.

▪
Independent Auditor Oversight: Appointing, compensating, retaining, and overseeing the work of the Company’s independent registered public accounting firm, including the pre-approval of all permitted audit and non-audit services. The Audit Committee also reviews the qualifications, independence, and performance of the independent auditor and the lead audit partner and resolves any disagreements between management and the independent auditor regarding financial reporting matters.

▪
Internal Audit, Compliance, and Risk Oversight: Overseeing the performance of the Company’s internal audit function; monitoring the Company’s compliance with applicable legal and regulatory requirements; overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and reviewing related-party transactions in accordance with SEC and Nasdaq requirements.

▪
Reporting: Preparing the Audit Committee report required by the SEC for inclusion in the Company’s annual proxy statement and providing regular reports and recommendations to the Board regarding financial reporting, compliance, and internal audit matters.

The Board has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and the independence requirements of Rule 10A-3 under the Exchange Act. The Board has also determined that Mr. Walsh qualifies as an “audit committee financial expert” as defined by applicable SEC rules. Each member of the Audit Committee has not participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years and is able to read and understand fundamental financial statements, in accordance with Nasdaq listing standards.
Compensation Committee
The Compensation Committee oversees the Company’s executive and director compensation programs, employee benefit plans, and related governance matters. The Compensation Committee’s responsibilities are one of oversight, and management remains responsible for the design and implementation of compensation programs. Key responsibilities of the Compensation Committee include:
▪
Compensation Philosophy and Programs: Establishing and periodically reviewing the Company’s overall compensation philosophy, policies, and practices, including executive compensation programs, equity-based compensation plans, and perquisites. The Committee reviews peer benchmarking, incentive structures, and alignment of compensation programs with the Company’s strategy and stockholder interests.

▪
Executive Compensation: Reviewing and approving corporate goals and objectives for the CEO and other executive officers, evaluating performance against those goals; and determining and approving compensation, including base salary, cash incentives, equity awards, and other benefits.

2026 PROXY STATEMENT   |   15

BOARD AND GOVERNANCE PRACTICES
▪
Equity and Incentive Plans: Reviewing and recommending to the Board material terms and frameworks for equity-based and incentive compensation plans; approving equity awards for directors and executive officers; and monitoring the administration of such plans by management in accordance with their terms and applicable law.

▪
Director Compensation: Reviewing and recommending to the Board the form and amount of director compensation, consistent with the Company’s compensation philosophy and governance practices.

▪
Governance, Compliance, and Risk Oversight: Monitoring compliance with applicable SEC and Nasdaq requirements, including stockholder advisory votes on executive compensation; reviewing and approving stock ownership guidelines and the Company’s Clawback policy; and monitoring compliance with such policies. The Committee also considers whether compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

▪
Contracts and Transactions: Reviewing and approving employment agreements, consulting arrangements, severance or termination arrangements, and other service-related contracts involving current or former directors and executive officers

▪
Succession Planning and Human Capital: Together with the NCGC, overseeing management succession planning, including the evaluation of CEO and executive officer succession. The Committee also reviews, at least annually, the Company’s strategies and initiatives relating to human capital management, including talent acquisition, development, and employee engagement.

▪
Reporting: Reviewing and discussing the Compensation Discussion & Analysis (“CD&A”) required to be included in the Company’s proxy statement and recommending its inclusion to the Board. The Committee also prepares the Compensation Committee report required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

The Board has determined that each member of the Compensation Committee is independent under applicable SEC rules and Nasdaq listing standards.
Nominating and Corporate Governance Committee
The NCGC oversees Board composition, corporate governance practices, and the Company’s ESG matters. The Committee’s responsibilities are one of oversight, and management remains responsible for the execution of the Company’s ESG programs and initiatives. Key responsibilities of the NCGC include:
▪
Board Composition and Nominations: Identifying, evaluating, and recommending individuals qualified to serve on the Board of Directors in accordance with established criteria, and recommending nominees for election at annual meetings of stockholders or to fill vacancies or newly created directorships. The Committee also reviews the qualifications of incumbent directors to determine whether they should stand for re-election.

▪
Corporate Governance: Developing and recommending the Company’s Corporate Governance Guidelines; periodically reviewing such guidelines; and recommending changes as appropriate. The Committee also monitors other governance policies, Board committee composition, and director independence.

▪
Board Evaluation and Succession: Overseeing the annual evaluation of the Board of Directors and its committees; overseeing succession planning for the Board and Board leadership; and making recommendations regarding committee structure and membership.

▪
ESG Oversight: Overseeing the Company’s ESG strategy, including periodic review of ESG practices, progress toward goals, and related public disclosures.

▪
Reporting: Providing updates and recommendations to the Board of Directors regarding Board composition, governance matters, and ESG-related topics.

16   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
The Board has determined that each member of the NCGC is independent under applicable SEC rules and Nasdaq listing standards.
SUCCESSION PLANNING

Our Compensation Committee, with support from the NCGC, oversees succession planning for the Company’s executive leadership. At least annually, these committees review succession plans for the Chief Executive Officer and other key executives and provide updates to the Board of Directors. These plans address both emergency and planned transitions, including retirement scenarios, to help ensure continuity of leadership and organizational stability in the event of a change.
CODE OF CONDUCT

We have adopted a Code of Conduct (the “Code”) that applies to all employees, executive officers, and directors. The Code provides guidance on legal and ethical responsibilities and requires prompt reporting of any suspected violations.
Our Code of Conduct is available on our website at www.certara.com. Information contained on, or accessible through, our website is not incorporated by reference into, and should not be considered part of, this Proxy Statement.
If we amend or waive any provision of the Code for our principal executive officer, principal financial officer, principal accounting officer, or other persons performing similar functions, we intend to disclose such amendment or waiver on our website rather than by filing a Current Report on Form 8-K, to the extent permitted by applicable SEC rules.
STOCK OWNERSHIP REQUIREMENTS

To strengthen alignment between our directors and stockholders, we maintain stock ownership guidelines for our non-employee directors. Each non-employee director is required to hold shares of the Company’s common stock with a value equal to at least five times the annual cash retainer (excluding committee retainers). Directors are expected to satisfy this ownership requirement within five years of joining the Board of Directors. Until a director satisfies the ownership requirement, he or she is required to retain 100% of the shares granted under the Company’s equity incentive plans, subject to limited exceptions.
All of our current non-employee directors have achieved stock ownership levels in excess of the target amount or have joined the Board within the last five years and are expected to meet the target within the required time period.
COMMUNICATIONS WITH OUR BOARD

Stockholders and other interested parties may communicate with the Board of Directors, the Chair of the Board, the chair of any Board committee, or the independent directors as a group by writing to: Certara, Inc., c/o the General Counsel, 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087. The Board values stockholder input and endeavors to respond appropriately; however, not all communications may receive a direct response.
To manage communications efficiently, our General Counsel reviews all correspondence and, when appropriate, forwards communications or summaries of communications to the intended recipients. Communications that are unrelated to the Board’s responsibilities, such as spam, solicitations, surveys, job inquiries, or other irrelevant items, will not be forwarded.

2026 PROXY STATEMENT   |   17

BOARD AND GOVERNANCE PRACTICES
DIRECTOR COMPENSATION

The following table sets forth the elements of compensation provided to our non-employee directors for the fiscal year ended December 31, 2025:
Compensation Element(1)	Compensation(2)(3)
Annual Cash Retainer Fee – Chair of the Board (inclusive of retainer for non-employee directors)	$125,000
Annual Cash Retainer – Other Non-Employee Directors (pro-rated for any partial year of service)	$50,000
Annual Equity Grant(3) (pro-rated for any partial year of service)	$200,000
Annual Committee Retainer Fees:
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
NCGC Chair	$10,000
NCGC Member	$5,000

(1)
A director who is also a Company employee does not receive additional compensation for service as a director.

(2)
Non-employee directors may elect to waive all or a portion of their compensation. Messrs. McLean and Spaight elected to waive their compensation for fiscal year 2025.

(3)
Each non-employee director (other than Messrs. McLean and Spaight) receives an annual grant of restricted stock units (“RSUs”). For 2025, the number of RSUs granted was determined by dividing the approved award value by the volume-weighted average price (“VWAP”) of the Company’s common stock for the 30 trading days preceding the 2025 Annual Meeting. The RSUs vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of stockholders and are settled in shares of the Company’s common stock, or in cash, at the discretion of the Compensation Committee.

Directors Deferral Plan
Our Board of Directors has adopted a Directors Deferral Plan, which is available to directors who are not employees of the Company.
Deferral Elections.   Under the Directors Deferral Plan, non-employee directors may elect to defer all or a portion of their annual cash compensation, as well as any shares of Company common stock issuable upon settlement of their annual RSU awards. Deferrals may be made in 25% increments and are credited in the form of deferred stock units to an account maintained by the Company. The number of deferred stock units credited with respect to deferred cash compensation is determined by dividing the amount of cash compensation deferred by the fair market value of a share of the Company’s common stock on the date the cash compensation would otherwise have been paid. Deferred stock units are governed by, and issued pursuant to, the Certara, Inc. 2020 Incentive Plan (the “2020 Incentive Plan”).
Each deferred stock unit represents the right to receive one share of Company common stock upon settlement and includes dividend equivalent rights, pursuant to which additional deferred stock units are credited based on dividends declared on the Company’s common stock.

18   |   2026 PROXY STATEMENT

BOARD AND GOVERNANCE PRACTICES
Settlement of Deferred Stock Units.   Directors may elect to receive settlement of deferred stock units (i) on the first business day of the year following the year of deferral, (ii) following cessation of service on the Board of Directors, or (iii) the earlier of the foregoing. Settlement may be made in a single lump-sum distribution or in up to 15 annual installments, as elected by the director. Deferred stock unit accounts will also be settled upon a Change in Control (as defined in the 2020 Incentive Plan) or upon the director’s death.
Administration; Amendment and Termination.   The Compensation Committee administers the Directors Deferral Plan and has authority to amend, suspend, or terminate the plan. Any amendment, suspension, or termination will not adversely affect amounts previously deferred, except as required by applicable law. The Compensation Committee may terminate the Directors Deferral Plan at any time, subject to compliance with applicable legal, tax, and other requirements.
Director Compensation Table
The table below summarizes the total compensation paid to or earned by each individual who served as a director and was not an employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2025. Directors who are employees of the Company receive no additional compensation for their service as directors and, accordingly, are not included in the table.
Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
James Cashman III	137,500	176,006	313,506
Eran Broshy	70,000	176,006	246,006
Cynthia Collins	60,000	176,006	236,006
Rosemary Crane	57,500	176,006	233,506
Nancy Killefer	70,000	176,006	246,006
Stephen McLean(4)	—	—	—
John Reynders	60,000	176,006	236,006
David Spaight(4)	—	—	—
Matthew Walsh	70,000	176,006	246,006

(1)
These amounts represent cash retainers earned for the fiscal year ended December 31, 2025. They do not include reasonable out-of-pocket expenses incurred in connection with attending meetings, which the Company reimburses to each non-employee director.

(2)
This column reflects the grant date fair value of 15,757 RSUs granted on May 21, 2025, to each of Messrs. Cashman, Broshy, Reynders, and Walsh, and Mses. Collins, Crane, and Killefer. The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The number of RSUs granted was determined by dividing $200,000 by the VWAP of the Company’s common stock over the 30 trading days preceding the grant date. The RSUs vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the Company’s next annual meeting of stockholders. Upon vesting, the RSUs will be settled in shares of the Company’s common stock or, at the discretion of the Compensation Committee, in cash. Additional information regarding the assumptions used to calculate the grant date fair value of these RSUs is included in Note 12 to the financial statements contained in the Company’s Annual Report.

(3)
As of December 31, 2025, each non-employee director held 15,757 unvested RSUs, from the grant effective on May 21, 2025, except for Messrs. McLean and Spaight, who held none. Under the Directors Deferral Plan, Ms. Crane elected to defer settlement of her 2022 annual equity award of 9,324 RSUs until her departure from the Board of Directors.

(4)
Messrs. McLean and Spaight are employees of an Institutional Stockholder (as defined in the Stockholders Agreement) and, accordingly, do not receive any cash or equity compensation for their service as directors of the Company.

2026 PROXY STATEMENT   |   19

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of eleven members.
Under our Charter, and subject to the rights of holders of any series of preferred stock, our Board of Directors is divided into three classes serving staggered three-year terms, with the classes to be as nearly equal in number as possible. Only one class of directors stands for election at each annual meeting of stockholders.
In connection with the new term for the Class III directors, Rosemary Crane was not included among the nominees slated for election as Class III directors, and her service as a director will conclude upon the election of the Class III directors at the 2026 Annual Meeting. In addition, Cynthia Collins has provided notice of her resignation from the Board, effective upon the election of the new Class III directors at the 2026 Annual Meeting, to be held on May 14, 2026.
Unless otherwise indicated in the proxy, shares represented by properly executed proxies will be voted FOR the election of the Class III director nominees listed below: Messrs. Arjun Bedi, Stephen McLean, and Jon Resnick. If any nominees become unable or unwilling to serve, the proxy holders may vote for a substitute nominee recommended by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected, and the Board has no reason to believe that any of the nominees will be unable to serve.
VOTE REQUIRED FOR APPROVAL

Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the highest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that, once a quorum is established, the three nominees receiving the highest number of votes at the 2026 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

20   |   2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2029 ANNUAL MEETING

The Board has nominated the following individuals for election as Class III directors, each to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders, or until their successor is duly elected and qualified.
▪
Arjun Bedi

▪
Stephen McLean

▪
Jon Resnick

The biographical information below highlights each nominee’s experience, qualifications, and skills and describes how each nominee contributes to the overall effectiveness of the Board of Directors.
VOTING RECOMMENDATION

The Board of Directors unanimously recommends that you vote “FOR” each of the Class III director nominees listed above.

2026 PROXY STATEMENT   |   21

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Arjun Bedi
Age: 63 Director Since: February 2026 Committees: ▪ Audit
Current Public Company Directorships:
▪
None

Experience and Career Highlights:
Mr. Bedi has more than 35 years of leadership experience advising senior executives and boards on strategy, growth, and large-scale transformation, with deep expertise in the healthcare and life sciences industries.
Mr. Bedi currently serves as a Senior Strategic Advisor at Accenture plc, a position he has held since September 2024, where he advises chief executive officers and senior leadership teams on strategy execution and value creation.
From March 2020 through September 2024. Mr. Bedi served as a member of Accenture’s Global Management Committee, the firm’s senior governance body responsible for the development and execution of Accenture’s global strategy. He also served as Chair of Accenture’s Strategic Client Portfolio from 2018 through September 2024.
Over the course of his career at Accenture, Mr. Bedi has held numerous senior leadership roles with progressively increasing P&L responsibility, including serving as Life Sciences Client Portfolio Lead, Managing Partner of the Life Sciences High Growth Portfolio (Biotechnology Sector), and Global Lead for Life Sciences Research and Development. In these roles, he led technology-enabled transformations for more than a dozen global health and life sciences companies, helping organizations leverage digital innovation to improve research productivity, commercialization, and operational performance.
Mr. Bedi is a founder of the Health & Life Sciences CEO Forum, which brings together senior executives to address industry, strategy, and execution best practices.
Mr. Bedi holds a B.A. (Honors) in Economics from the University of Delhi and an M.B.A. in Management Information Systems from Temple University.
Qualifications:
Mr. Bedi brings extensive experience in strategic leadership, operational execution, and digital transformation, with a particular focus on healthcare and life sciences companies operating at global scale. His background advising CEOs and boards, leading complex organizations with significant P&L responsibility, and driving technology-enabled innovation provides the Board with valuable insight into strategy, growth, and execution.
The Board believes Mr. Bedi is well qualified to serve as a director based on his deep industry knowledge, leadership experience, and governance perspective.

22   |   2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Stephen McLean
Age: 68 Director Since: 2013 Committees: ▪ NCGC
Current Public Company Directorships:
▪
None

Experience and Career Highlights:
Mr. McLean has been a Partner at Arsenal Capital Partners, a private equity firm focused on the healthcare and industrial sectors, since 2010. He currently serves on the boards of directors of several private companies, including WCG Clinical, a provider of clinical services to the pharmaceutical industry; CellCarta, a provider of specialized research services supporting immunology and oncology drug development; and 3DR Labs (formerly Accumen, Inc.), a provider of technology-enabled solutions that optimize hospital radiology and imaging operations.
Previously, Mr. McLean served on the boards of directors of BioIVT, a provider of biospecimens for drug discovery; Lumanity, a provider of services that generate and communicate evidence of drug value and effectiveness; TractManager, Inc., a provider of contract and spend optimization solutions for hospitals and payers; and MaxHealth, a value-based provider of medical services in Florida.
Earlier in his career, Mr. McLean was a co-founder of Merrill Lynch Capital Partners and its successor private equity funds in 1984. He has also co-founded multiple private companies in the life sciences and medical information technology sectors.
In addition, Mr. McLean is a co-founder and Chairman of the International Biomedical Research Alliance, a non-profit organization dedicated to training biomedical researchers in collaboration with the National Institutes of Health and the Universities of Oxford and Cambridge.
Mr. McLean holds a B.S. in Economics, summa cum laude, and an M.B.A. with Distinction, both from the Wharton School of the University of Pennsylvania.
Qualifications:
Mr. McLean brings more than three decades of experience in healthcare investing, company formation, and strategic growth. His extensive background in private equity, financial oversight, and board leadership across healthcare and life sciences companies provides the Board with valuable insight into capital allocation, strategy, and governance.
The Board believes Mr. McLean is well qualified to serve as a director based on his deep industry knowledge and financial expertise.

2026 PROXY STATEMENT   |   23

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Jon Resnick
Age: 53 Director Since: January 2026 Committees: ▪ None
Current Public Company Directorships:
▪
None

Experience and Career Highlights:
Mr. Resnick has more than 20 years of leadership experience in the life sciences, healthcare analytics, and professional services industries. He has served as Chief Executive Officer of Certara, Inc. since January 1, 2026.
Prior to joining Certara, Mr. Resnick served as President of the United States and Canada regional business of IQVIA Holdings Inc., a leading global provider of clinical research services, commercial insights, and healthcare intelligence to the life sciences industry, a role he held from July 2019 through December 2025. In this position, he had overall management responsibility for IQVIA’s largest geographic region, overseeing commercial operations, client relationships, and growth initiatives.
Before that, Mr. Resnick served as President of IQVIA’s Real World Solutions business following the 2016 merger of IMS Health and Quintiles. Earlier in his career, he held a variety of senior leadership roles within IMS Health, a predecessor company to IQVIA, after joining the firm in 2002. These roles spanned consulting, analytics, and services leadership positions in both the United States and Europe.
Prior to his private-sector career, Mr. Resnick worked for the United States Senate Committee on Finance, where he advised on healthcare policy matters and contributed to the development of legislation related to Medicare, Medicaid, and broader healthcare reform.
Mr. Resnick holds an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. in Political Science from Union College.
Qualifications:
Mr. Resnick brings deep expertise in life sciences strategy, healthcare analytics, commercial operations, and executive leadership, supported by decades of experience leading complex global organizations. His background in advising life sciences clients, managing large-scale operations, and shaping healthcare policy provides the Board with valuable perspective on strategy, growth, and industry dynamics.
The Board believes Mr. Resnick is well qualified to serve as a director based on his extensive leadership experience and deep understanding of the healthcare and life sciences ecosystem.

24   |   2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
CONTINUING CLASS I DIRECTORS IN OFFICE FOR A TERM EXPIRING AT THE 2027 ANNUAL MEETING

The following Class I directors are not standing for election at the 2026 Annual Meeting of Stockholders and will continue to serve on the Board of Directors for a term expiring at the 2027 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.
James Cashman III
Age: 72 Director Since: 2018; Chairman Since: December 1, 2021 Committees: ▪ Compensation ▪ NCGC
Current Public Company Directorships:
▪
None

Experience and Career Highlights:
Mr. Cashman served as Chair of the Board of Directors of ANSYS, Inc., a global engineering simulation software company, from January 2017 until his retirement in April 2019. Prior to serving as Chair of ANSYS, he was Chief Executive Officer and a member of the Board of Directors of ANSYS from February 2000 to December 2016.
Earlier in his career, Mr. Cashman held various leadership positions in technology and engineering companies. He also previously served on the Board of Directors of National Instruments Corporation, a producer of automated test equipment and virtual instrumentation software.
Mr. Cashman holds a BSME, MSME and an M.B.A. in Marketing/Finance from the University of Cincinnati.
Qualifications:
Mr. Cashman brings extensive executive leadership experience in the technology and software industries, with particular expertise in financial management, strategic growth, and sales execution. His experience leading a global public company and serving as both Chief Executive Officer and Chair of the Board provides valuable insight into technology-driven business strategy, operational scale, and corporate governance.
The Board believes Mr. Cashman is well qualified to serve as a director based on his deep leadership experience and governance expertise.

2026 PROXY STATEMENT   |   25

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Nancy Killefer
Age: 72 Director Since: 2021 Committees: ▪ Compensation (Chair) ▪ NCGC
Current Public Company Directorships:
▪
Cardinal Health, Inc., a global distributor of pharmaceuticals and medical products and a provider of performance and data solutions for healthcare organizations

▪
Meta Platforms, Inc. (formerly Facebook, Inc.), a technology company that develops platforms to help people connect, build communities, and grow businesses

Experience and Career Highlights:
Ms. Killefer has more than 20 years of experience in management consulting, government leadership, and organizational transformation. She spent more than 15 years as a Senior Partner at McKinsey & Company, where she served as Director of the Washington, D.C. office and Managing Partner of the Public Sector Practice. In these roles, she advised senior leaders on strategy, organizational effectiveness, and large-scale operational transformations.
From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer, and Chief Operating Officer of the United States Department of the Treasury, where she led significant modernization, financial management, and efficiency initiatives across the department.
Ms. Killefer holds a B.A. in Economics from Vassar College and an M.S. in Management from the Massachusetts Institute of Technology.
Qualifications:
Ms. Killefer brings deep expertise in leadership, strategy, financial management, and organizational effectiveness, supported by her senior roles at McKinsey & Company and the U.S. Department of the Treasury. Her extensive public company board service further enhances the Board’s capabilities in governance, risk oversight, and long-term strategic planning.
The Board believes Ms. Killefer is well qualified to serve as a director based on her broad leadership experience and governance expertise.

26   |   2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
David Spaight
Age: 67 Director Since: 2022 Committees: ▪ Compensation
Current Public Company Directorships:
None
Experience and Career Highlights:
Mr. Spaight has served as an Operating Partner at Arsenal Capital Partners, a private equity firm focused on healthcare and industrial growth companies, since 2016. He currently serves on the board of directors of CellCarta, a provider of specialized research services supporting immunology- and oncology-focused drug development.
Mr. Spaight has held multiple executive chair roles at healthcare and life sciences companies, including BioIVT, LLP, a leading provider of biospecimens for drug discovery; OncoHealth, Inc., a provider of oncology utilization management and cancer care support services; and Accumen (now 3DR Labs), a provider of technology-enabled solutions for medical imaging and clinical laboratories.
Earlier in his career, Mr. Spaight served as Chairman and Chief Executive Officer of WIL Research, a global contract research organization providing preclinical services to the biopharmaceutical industry, from 2010 to 2016. He also served as President of MDS Pharma Services, a global contract research organization offering services spanning early drug discovery through late-stage clinical trials. In addition, Mr. Spaight held senior executive roles at Fisher Scientific and PerkinElmer.
Mr. Spaight has also served as Chairman of the Association of Clinical Research Organizations (“ACRO”) and as a member of its Board of Directors for four years.
Mr. Spaight holds an M.B.A. and a B.S. from the University of Michigan.
Qualifications:
Mr. Spaight brings more than 35 years of leadership experience across the life sciences, diagnostics, and drug development services industries. His extensive operational, commercial, and board leadership experience — particularly within contract research and healthcare services organizations — provides the Board with deep industry insight and valuable strategic perspective.
The Board believes Mr. Spaight is well qualified to serve as a director based on his operational expertise and industry leadership.

2026 PROXY STATEMENT   |   27

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
CONTINUING CLASS II DIRECTORS IN OFFICE FOR A TERM EXPIRING AT THE 2028 ANNUAL MEETING

The following Class II directors are not standing for election at the 2026 Annual Meeting of Stockholders and will continue to serve on the Board of Directors for a term expiring at the 2028 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.
Eran Broshy
Age: 67 Director Since: 2022 Committees: ▪ Audit ▪ NCGC (Chair)
Current Public Company Directorships:
▪
Theravance Biopharma, Inc., a biopharmaceutical company focused on the discovery, development, and commercialization of respiratory medicines.

Experience and Career Highlights:
Mr. Broshy has more than 30 years of leadership experience in the healthcare industry spanning operations, advisory services, and global board governance. Over the past decade, he has served as a director on multiple healthcare company boards and has partnered with leading private equity firms — including EQT, Nordic Capital, Providence Equity, Linden Capital Partners, Court Square, and Tailwind Capital — to support healthcare investment strategies.
Mr. Broshy previously served as Chief Executive Officer of Syneos Health (formerly inVentiv Health, Inc.) until 2008 and as Chair of the Board of Directors until 2010. Syneos Health is a provider of integrated clinical and commercialization services to pharmaceutical and life sciences companies worldwide and operated as both a privately held company and, until August 2010, a Nasdaq-listed public company. Under his leadership, the company experienced significant growth and global expansion.
Prior to joining Syneos Health, Mr. Broshy spent approximately 15 years at The Boston Consulting Group (“BCG”), where he served as a partner and led BCG’s healthcare practice across the Americas. He also served as President and Chief Executive Officer of Coelacanth Corporation, a privately held biotechnology company.
Mr. Broshy has served on the board of directors of Theravance Biopharma, Inc. (Nasdaq: TBPH) since June 2014. He currently serves as Chair of CluePoints, a privately held, AI-driven software company. Within the past five years, he has also served on the board of directors of Magellan Health and as chair of the boards of Clario (formerly ERT), DermaRite, and Thirty Madison, each privately held healthcare companies.
In addition to his corporate roles, Mr. Broshy serves as a member of the Corporation of the Massachusetts Institute of Technology (“MIT”), as Chair of the American Friends of the Open University of Israel, and as a member of the Board of Governors of the American Jewish Committee.
Mr. Broshy holds a B.S. from the Massachusetts Institute of Technology, an M.S. from Stanford University, and an M.B.A. from Harvard University.
Qualifications:
Mr. Broshy brings deep expertise in the healthcare sector, extensive executive and board leadership experience, and significant knowledge of finance, strategy, and capital markets. His experience leading and advising complex healthcare organizations, combined with his governance leadership across public and private company boards, enhances the Board’s oversight capabilities and strategic perspective.
The Board believes Mr. Broshy is well qualified to serve as a director based on his broad industry insight and governance experience.

28   |   2026 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
John Reynders, PhD
Age: 61 Director Since: 2024 Committees: ▪ Audit
Current Public Company Directorships:
None
Experience and Career Highlights:
Dr. Reynders is Chief Data Scientist and a Venture Partner at Iaso Ventures, a venture firm focused on biodigital innovation in the life sciences, a position he has held since August, 2024. He is also the Founder and Chief Executive Officer of Latent Strategies, LLC, an education technology company that integrates artificial intelligence and game design to advance financial literacy, a company he founded in August of 2020.
From December, 2020 to April, 2023 Dr. Reynders served as Chief Data Sciences Officer of Neumora Therapeutics, a biotechnology company developing precision medicines for brain diseases. Prior to Neumora, he was Vice President of Data Sciences, Genomics, and Bioinformatics at Alexion Pharmaceuticals, where he led the development and deployment of data science capabilities across research and development, commercial operations, corporate strategy, and business development.
Earlier in his career, Dr. Reynders served as the Founding Chief Information Officer of Moderna Therapeutics, where he built a fully cloud-based biotechnology enterprise and developed informatics solutions supporting the design and development of messenger RNA therapeutics. He also served as Vice President of R&D Information at AstraZeneca.
Prior to these roles, Dr. Reynders held a number of senior leadership positions at Johnson & Johnson, including Vice President of Integrative Neuroscience and Biomarkers, Head of Informatics, and Vice President of Pharmaceutical R&D Information Technology. He also served as Chief Information Officer at Lilly Research Laboratories, Vice President of Informatics at Celera Genomics, and held scientific leadership roles as a Director and Program Manager at Los Alamos National Laboratory.
Dr. Reynders holds a B.S. in Mathematics from Rensselaer Polytechnic Institute, a Ph.D. in Applied and Computational Mathematics from Princeton University, and an M.B.A. from the Kellogg School of Management at Northwestern University.
Qualifications:
Dr. Reynders brings a distinguished background in biotechnology, data science, and informatics, with extensive leadership experience across global pharmaceutical and biotechnology organizations. His expertise in computational sciences, digital transformation, and emerging technologies strengthens the Board’s oversight of innovation, research and development strategy, cybersecurity, and data-driven decision-making.
The Board believes Dr. Reynders is well qualified to serve as a director based on his deep technical expertise and executive leadership experience.

2026 PROXY STATEMENT   |   29

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS NAMED HEREIN
Matthew Walsh
Age: 59 Director Since: 2020 Committees: ▪ Audit (Chair)
Current Public Company Directorships:
None
Experience and Career Highlights:
Mr. Walsh has served as Executive Vice President and Chief Financial Officer of Organon & Co., a global pharmaceutical company, since June 2020. Prior to joining Organon, he served as Executive Vice President and Chief Financial Officer of Allergan plc from 2018 until Allergan’s acquisition by AbbVie Inc. in 2020.
From 2008 to 2018, Mr. Walsh served as Chief Financial Officer of Catalent, Inc., a global provider of advanced drug delivery technologies and development and manufacturing solutions for the life sciences industry. During his tenure at Catalent, he supported the company’s growth, expansion, and strategic initiatives as a publicly traded company.
Earlier in his career, from 2006 to 2008, Mr. Walsh served as President, Chief Financial Officer, and Acting Chief Executive Officer of Escala Group, Inc. He has also held various senior financial leadership roles across the pharmaceutical and technology sectors, developing extensive experience in global finance, capital markets, operations, and strategic transactions.
Mr. Walsh holds a Bachelor of Science degree in Chemical Engineering from Cornell University and an M.B.A. from the SC Johnson School of Management at Cornell University.
Qualifications:
Mr. Walsh brings deep experience in the pharmaceutical and life sciences industries, together with significant expertise in finance, accounting, capital markets, and operations. His extensive service as chief financial officer of multiple publicly traded companies and his leadership of large, complex organizations provide valuable insight into financial reporting, risk management, and strategic planning.
The Board believes Mr. Walsh is well qualified to serve as a director based on his financial expertise and executive leadership experience.

30   |   2026 PROXY STATEMENT

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF RSM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
The Audit Committee periodically considers the rotation of our independent registered public accounting firm in order to assure continuing auditor independence. The Audit Committee believes that the retention of RSM as the Company’s independent registered public accounting firm for fiscal year 2026 is in the best interests of the Company and its stockholders.
We expect that representatives of RSM will attend the 2026 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, we are submitting the appointment of RSM for ratification at the 2026 Annual Meeting to gather stockholders’ opinions. The Audit Committee will consider the outcome of the vote in its future deliberations. If RSM’s appointment is not ratified, the Audit Committee will evaluate the possibility of engaging other independent accountants. The Audit Committee retains the authority to terminate RSM’s engagement as our independent accountant at any time it deems appropriate without requiring stockholder approval.
VOTE REQUIRED FOR APPROVAL

Approval of Proposal 2 requires the affirmative vote (“FOR”) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the matter. An abstention will count as “present” for this proposal and will have the same effect as a vote “AGAINST” the proposal.
Because Proposal 2 is considered a routine matter, broker discretionary voting is permitted.
The Board unanimously recommends that you vote FOR this Proposal.

2026 PROXY STATEMENT   |   31

AUDIT COMMITTEE MATTERS
SERVICES AND FEES FOR 2025 AND 2024

The following table sets forth information regarding the fees billed by RSM for services rendered for the fiscal years ended December 31, 2025 and December 31, 2024:
Fee Category	2025	2024
Audit Fees	$1,425,646	$1,316,808
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	$109,219	$100,375
The following is a description of the services included in each category:
Audit Fees	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements. This category also includes fees for services that the independent registered public accounting firm is uniquely qualified to perform, such as the issuance of comfort letters, consents, and the review of registration statements and other filings made with the SEC.
Audit-Related Fees	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include audits of employee benefit plans and consultations on accounting matters, including the application of generally accepted accounting principles (“GAAP”) to proposed transactions.
Tax Fees	Tax Fees consist of fees for tax compliance services for the Company’s international operations, as well as domestic and international tax advisory and planning services. This category also includes assistance with tax audits and appeals.
All Other Fees	All Other Fees consist of fees for services provided by the independent registered public accounting firm that are not included in the categories described above.
AUDIT COMMITTEE PRE-APPROVAL PROCESS

Under our Audit Committee’s charter and applicable SEC rules, the Audit Committee must pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee may delegate this authority to one or more of its independent members; however, any pre-approvals granted pursuant to such delegation must be reported to the full Audit Committee at its next regular meeting.
Certain categories of services are prohibited non-audit services and may not be performed by the Company’s independent registered public accounting firm under any circumstances. These prohibited non-audit services include:
▪
bookkeeping or other services related to the Company’s accounting records or financial statements;

▪
financial information systems design and implementation;

▪
appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

▪
actuarial services;

32   |   2026 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
▪
internal audit outsourcing services;

▪
management functions or human resources services;

▪
broker or dealer, investment adviser, or investment banking services;

▪
legal services and expert services unrelated to the audit; and

▪
any other services prohibited by the Public Company Accounting Oversight Board (“PCAOB”) or the SEC.

The SEC permits an exception from pre-approval requirements for certain de minimis non-audit services if all of the following conditions are satisfied:
(a)
the aggregate amount of all such services provided does not exceed five percent of the total amount of revenues paid to the independent registered public accounting firm during the fiscal year in which the services are provided;

(b)
the services were not recognized by the Company as non-audit services at the time of engagement to be non-audit services; and

(c)
the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm during the fiscal year were pre-approved in accordance with the Audit Committee’s policy. There were no waivers of this policy, and no services were approved pursuant to the SEC’s de minimis exception. All engagements prior to the adoption of the formal pre-approval policy were approved by the Audit Committee under its standard procedures.
REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to the Board by fulfilling its responsibilities and duties as outlined in its charter, including its oversight of the quality and integrity of the Company’s financial statements, the performance and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee’s responsibility is one of oversight. The Company’s management is responsible for the preparation and the integrity of the Company’s financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In performing its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed with our independent registered public accounting firm their judgments as to the quality and acceptability of our accounting principles and the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence from us and our management, as well as whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report and be filed with the SEC.

2026 PROXY STATEMENT   |   33

AUDIT COMMITTEE MATTERS
Additionally, the Audit Committee has appointed RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board agreed with this selection and has recommended that our stockholders ratify and approve RSM as the independent registered public accounting firm for the fiscal year ending December 31, 2026.
Members of the Audit Committee
Matthew Walsh (Chair)
Arjun Bedi
Eran Broshy
Cynthia Collins
John Reynders
Notwithstanding any statement in this Proxy Statement or any of our other filings with the SEC that might be deemed to incorporate by reference all or any portion of this Proxy Statement, the foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing with the SEC, including any future filings.

34   |   2026 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS
This section provides a discussion and analysis of the material elements of compensation awarded to, earned by, or paid to our named executive officers (“NEOs”).
For fiscal year 2025, our NEOs include our former Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers (other than the CEO and Chief Financial Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2025.
Our NEOs for fiscal year 2025 were:
William F. Feehery(1)	Former CEO
John E. Gallagher III	Senior Vice President and CFO
Robert A. Aspbury	President, Certara Predictive Technologies
Leif E. Pedersen	President, Chief Commercial Officer
Adrian K. McKemey(2)	President, Certara Drug Development Solutions

(1)
Mr. Feehery served as Certara’s CEO for the entirety of fiscal 2025.

(2)
Dr. McKemey joined Certara on March 3, 2025.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The primary objective of our executive compensation program is to provide competitive pay that supports Certara’s short-term performance and long-term growth while driving sustainable stockholder value. Our pay-for-performance philosophy is designed to attract, motivate, and retain talented leaders who can execute our strategic priorities and deliver strong financial and operational results.
To achieve these objectives, our executive compensation program, which is overseen by the Compensation Committee of the Board, is guided by the following principles:
▪
Reward the achievement of key operating, financial, and strategic objectives;

▪
Align the interests of executive management and stockholders by tying a significant portion of compensation to short-term and long-term business results and delivering a substantial portion of total compensation in Company equity;

▪
Differentiate compensation outcomes based on performance to reinforce a strong pay-for-performance culture; and

▪
Promote balanced incentives that support responsible, sustainable performance without encouraging unnecessary or excessive risk-taking.

Our program is designed to provide compensation opportunities that allow executives to share in the Company’s success when they deliver strong performance over both the near term and the long term. Target total compensation for our NEOs is established to be competitive with market practices among our peer group (as described below) and informed by relevant compensation survey data for companies of comparable size, complexity, and industry focus. Each element of our compensation program is targeted at the market median with some variation above and below median by NEO to account for factors including responsibilities, performance, contributions and overall experience. We believe this market-based approach is critical to attracting and retaining high-caliber executive talent in a highly competitive industry.
In addition, because a substantial portion of NEO compensation is variable and performance-based, realized compensation may fluctuate significantly based on Company performance and the achievement of individual, strategic, and financial objectives.

2026 PROXY STATEMENT   |   35

COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION AND GOVERNANCE PRACTICES

Our executive compensation program is designed to reflect strong governance practices, market standards, and stockholder interests. The following highlights summarize our key executive compensation and governance practices.
Practice	Description
At-Will Employment	Our NEOs are employed on an at-will basis.
Compensation Clawback Policy	We maintain a Clawback Policy that complies with the requirements of the Dodd-Frank Act, Rule 10D-1 under the Exchange Act, and applicable Nasdaq listing standards.
Pay-for-Performance Alignment
A majority of target compensation for our NEOs is delivered through annual incentive opportunities and long-term equity awards, aligning realized pay with Company performance and stockholder value creation.

No Gross-Ups	We do not provide excise tax gross-ups in connection with a change in control.
No Single-Trigger Vesting	Equity awards will accelerate in connection with a change in control only if there is actual loss of employment or significant change of position as a result of the change in control.
No Significant Perquisites	We do not provide our NEOs with significant perquisites.
Prohibition on Hedging and Short Sales	We prohibit our NEOs from engaging in short sales, derivative transactions, or hedging of Certara securities.
Limitation on Pledging	Any pledging of Certara securities is permitted only with prior approval and is subject to stringent restrictions under the Company’s Insider Trading Policy.
Stock Ownership Guidelines	We maintain stock ownership guidelines for our NEOs to further align their interests with those of our stockholders.
Data-Informed Decision Making
In its deliberations, the Compensation Committee considers a range of inputs, including market benchmarking data, performance scenario modeling, historical compensation levels, stockholder feedback, and other relevant information.

Independent Compensation Consultant	The Compensation Committee directly engages an independent compensation consultant that provides no services to Certara other than those provided to the Compensation Committee.

36   |   2026 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS
COMPONENTS OF EXECUTIVE COMPENSATION

We provide executive compensation through a combination of the following key components:
COMPONENT	RATIONALE
Base Salary	Provides a fixed and predictable level of cash compensation that reflects each NEO’s role, experience, and responsibilities.
Annual Incentive Bonuses	Provides variable cash compensation tied to the achievement of annual financial and operational goals, including Company-wide and business-unit-specific objectives, as well as individual performance.
Long-Term Equity Compensation	Provides long-term incentive opportunities through equity awards that vest based on time and/or performance, aligning the interests of our NEOs with long-term stockholder value creation.
Benefits and Perquisites	Provides market-competitive benefits to attract and retain talent and support retirement, health, and welfare needs, while perquisites are limited in scope.
Severance and Change-in-Control Benefits
Provides reasonable financial protection in the event of qualifying terminations of employment or a change in control, encouraging continued focus, stability, and objectivity, particularly during periods of strategic evaluation or transition.

Further detail on each of these compensation elements is provided under “Elements of Our Compensation Program” below.
COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee and Management
The Compensation Committee of the Board of Directors has primary responsibility for overseeing the Company’s executive compensation philosophy, policies, and practices. The Compensation Committee is responsible for determining the compensation of the Company’s CEO and reviewing and approving the compensation of the Company’s other executive officers.
The CEO works with the Compensation Committee at the Committee’s request in administering the executive compensation program and may attend Compensation Committee meetings. Given his day-to-day responsibility for managing the executive leadership team, the CEO provides recommendations to the Compensation Committee regarding the compensation of executive officers other than himself. The CEO does not participate in discussions or decisions relating to his own compensation.
Consideration of Stockholder Feedback
The Board of Directors, the Compensation Committee, and management value stockholder input and consider the results of the annual advisory vote on executive compensation (“Say-on-Pay”) when evaluating the design and effectiveness of the Company’s executive compensation program.
At the Company’s 2025 Annual Meeting of Stockholders, held in May 2025, approximately 95% of the votes cast supported the fiscal 2024 compensation of the Company’s NEOs. Accordingly, in determining 2025 compensation, the Compensation Committee continued to emphasize our “pay-for-performance” philosophy and generally maintained the compensation elements and objectives used in prior years, while shifting the roster of performance metrics in our Annual Incentive Bonus Plan (the “AIB Plan”) and Performance Stock Units (“PSUs”) to maintain focus on our 2025 operating and financial goals as well as longer term shareholder value creation.

2026 PROXY STATEMENT   |   37

COMPENSATION DISCUSSION & ANALYSIS
Role of the Compensation Consultant
Since November 15, 2024, the Compensation Committee has engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant to provide guidance in connection with the ongoing review of the Company’s executive compensation programs. Meridian’s services include peer group development, executive compensation benchmarking, and the design of short- and long-term incentive compensation plans. The Compensation Committee assessed Meridian’s independence in accordance with applicable SEC and Nasdaq rules and determined that Meridian is independent and that no conflicts of interest exist with respect to the services provided.
Peer Group
The Compensation Committee uses a peer group of publicly traded companies as one reference point in evaluating the competitiveness of the Company’s executive compensation program. The Company’s 2025 peer group, consisting of 16 companies (the “2025 Peer Group”), was selected to include companies operating in the software, life sciences tools and services, and healthcare technology industries that are of comparable size, complexity, financial profile, and employee scale.
The Compensation Committee used the 2025 Peer Group primarily for benchmarking purposes in assessing target compensation opportunities and pay mix, while retaining discretion to consider individual performance, Company performance, leadership experience, and other relevant factors when making compensation decisions.
The companies included in the 2025 Peer Group are listed below:
▪ AbCellera Biologics Inc. ▪ Accolade, Inc. ▪ Alkermes plc ▪ Altair Engineering Inc. ▪ Domo, Inc. ▪ Health Catalyst, Inc. ▪ HealthEquity, Inc. ▪ HealthStream, Inc.
▪
Medpace Holdings, Inc.

▪
Model N, Inc.

▪
Omnicell, Inc.

▪
Qualys, Inc.

▪
Repligen Corporation

▪
Schrödinger, Inc.

▪
SPS Commerce, Inc.

▪
TruBridge, Inc. (formerly known as Computer Programs and Systems, Inc.)

At the time of selection of the companies to be included in the 2025 Peer Group in July 2024, our annual revenues approximated the 40th percentile of the 2025 Peer Group while our market cap approximated the 55th percentile.
The Compensation Committee reviews the peer group annually to assure alignment and adds or removes companies as peers as it deems appropriate and necessary to maintain competitive and balanced alignment. In developing and approving the 2025 Peer Group, the Compensation Committee (1) removed NextGen Healthcare following its acquisition by Thomas Bravo and (2) added Domo, Inc. and HealthStream, Inc. to bolster the overall peer group roster size while providing balance to larger companies in our peer group.
With respect to the selection of the companies to be included in the peer group of companies to be used in connection with evaluating 2026 executive compensation (the “2026 Peer Group”), in August 2025, the Compensation Committee (1) removed Accolade, Inc., Altair Engineering and Model N, Inc. following their acquisitions by Transcarent, Siemens and Vista Equity Partners, respectively, (2) removed Alkermes plc due to a growing disparity relative to our biosimulation software and technology-enabled services business model, (3) removed AbCellera Biologies due to its revenue results relative to our own, and (4) added 10x Genomics Inc., Adaptive Biotechnologies, Intapp, Inc. and Phreesia, Inc. in order to bolster the overall 2026 Peer Group roster size and foster alignment between our own revenue and market capitalization with the peer group median statistics.

38   |   2026 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS
ELEMENTS OF OUR COMPENSATION PROGRAM

Base Salaries
We set base salaries to compensate our executives for the scope and responsibilities of their positions while providing a stable and predictable level of cash compensation as a component of total pay. Base salaries are intended to reflect each executive’s role, experience, leadership capabilities, and sustained performance, and to remain competitive within the Company’s industry.
In determining base salaries, the Compensation Committee considers a variety of factors, including an executive’s experience, breadth of responsibilities, individual performance, specialized skillset, tenure in the role, internal pay equity, market data from the Company’s peer group, and compensation levels in prior roles outside the Company. Base salaries may be adjusted from time to time to address competitive market pressures, changes in job responsibilities, performance considerations, or cost-of-living adjustments.
The Compensation Committee may adjust the base salaries of our NEOs from time to time to help support the retention of these executive officers and to maintain consistency with the Compensation Committee’s general guideline of using the relevant market median as a reference point when evaluating total direct compensation for executive officers, based on the Company’s compensation peer group. Base salaries represent the fixed component of executive compensation, while annual and long-term incentives provide the primary vehicles for variable, performance-based compensation.
The following table reflects the annual base salaries of our NEOs as of December 31, 2025, and December 31, 2024, respectively:
Name	Base Salary as of December 31, 2025	Base Salary as of December 31, 2024	Increase	Reason(s) for Change
William F. Feehery	$795,675	$795,675	No change	No change
John E. Gallagher III	$610,016	$592,249	3.0%	Merit
Robert A. Aspbury(1)	$440,000	$378,167	16.4%	Merit; market adjustment
Leif E. Pedersen	$462,052	$444,281	4.0%	Merit
Adrian K. McKemey(2)	$440,000	—	—	—

(1)
Dr. Aspbury’s base salary increase reflected a market-based adjustment, in addition to merit considerations, to better align his compensation with comparable roles within the Company’s peer group and the scope of his responsibilities.

(2)
Dr. McKemey joined the Company on March 3, 2025. Accordingly, no base salary is reported for him as of December 31, 2024.

Annual Incentive Bonus Plan
The Annual Incentive Bonus Plan (the “AIB Plan”) is designed to motivate our NEOs to achieve short-term financial and operational objectives and to link a meaningful portion of annual cash compensation to the Company’s performance for the applicable fiscal year. Each NEO is eligible to participate in the annual cash-based AIB Plan. For fiscal year 2025, all of our NEOs participated in the AIB Plan.
Fiscal 2025 AIB Plan Highlights
▪
Purpose: The AIB Plan is designed to reward the achievement of short-term financial and operational objectives and to align executive cash incentives with Company performance.

▪
Eligibility: All NEOs participated in the AIB Plan for fiscal year 2025.

2026 PROXY STATEMENT   |   39

COMPENSATION DISCUSSION & ANALYSIS
▪
Bonus Structure: Each NEO’s bonus opportunity was determined by multiplying the executive’s target bonus percentage by a performance-based multiplier tied to Company and, where applicable, divisional results.

▪
Performance Focus: The AIB Plan included various financial and operational performance metrics established by the Compensation Committee at the beginning of the fiscal year, the achievement of which determined the applicable performance-based multiplier used to calculate AIB payouts.

▪
Pay-for-Performance Alignment: A significant portion of each NEO’s annual cash compensation was variable and dependent on the achievement of performance objectives.

▪
Oversight: The Compensation Committee reviewed and approved the performance goals, evaluated performance results, and approved final AIB payouts for fiscal year 2025.

Additional detail regarding the 2025 AIB Plan performance metrics and outcomes is provided below.
AIB Plan Structure
Awards under the AIB Plan are determined based on two principal components:
1.
an executive’s target bonus opportunity, expressed as a percentage of base salary (the “Individual Target”); and

2.
a performance-based multiplier, which may range from zero to above target depending on performance, tied to the achievement of corporate and, where applicable, divisional performance goals established by the Compensation Committee at the beginning of the fiscal year (the “Multiplier”).

As expressed formulaically, each NEO’s AIB Plan payout is calculated as:
Individual Target x Multiplier
Individual Target Bonus Opportunities
Each NEO’s Individual Target is initially established pursuant to the executive’s employment agreement and may be adjusted from time to time by the Compensation Committee, including in connection with changes in role, promotion, market conditions, or performance considerations.
In setting or adjusting Individual Targets, the Compensation Committee considers a range of factors, including historical performance, contributions to the Company, market benchmarking data provided by the Committee’s independent compensation consultant, internal pay relationships among senior executives, and retention risk. The Committee seeks to ensure that Individual Targets appropriately emphasize pay-for-performance alignment and motivate achievement of the Company’s strategic objectives.
The Individual Target bonus opportunities for our NEOs under the 2025 AIB Plan are set forth below. For our continuing NEOs, the Individual Targets were unchanged from fiscal year 2024.
Name	2025 Target Bonus (% of Base Salary)
William F. Feehery	100%
John E. Gallagher III	50%
Robert A. Aspbury	55%
Leif E. Pedersen	55%
Adrian K. McKemey	55%
Performance Metrics and Weightings
For fiscal year 2025, the Compensation Committee selected adjusted EBITDA and revenue as the financial performance measures used to determine the Multiplier under the AIB Plan. Adjusted EBITDA achievement was

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COMPENSATION DISCUSSION & ANALYSIS
weighted 50% and revenue achievement was weighted 40% in determining the overall Multiplier. In addition, a Key Performance Indicator (“KPI”) metric, focused on the achievement of certain strategic and operational priorities, was introduced and weighted at 10%.
Adjusted EBITDA is defined as net income (loss), excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, amortization of intangible assets, equity-based compensation expense, goodwill impairment expense, acquisition and integration costs, and other items not indicative of ongoing operating performance, as determined by the Compensation Committee. Adjusted EBITDA is not intended to be a substitute for GAAP financial measures.
Final adjusted EBITDA and revenue results are determined by the Compensation Committee in connection with its review of the Company’s consolidated financial statements. If Company-wide adjusted EBITDA achievement is less than 90% of the established target (regardless of revenue achievement), the Multiplier is zero and no bonus payments are made under the AIB Plan.
Company and Business Unit Performance Allocation
The Multiplier is determined based on performance at both the Company level and, where applicable, at the business unit level, using fixed allocations established at the beginning of the fiscal year and tailored to each NEO’s role:
▪
For Dr. Feehery, Mr. Gallagher and Mr. Pedersen:

◦
20% of the Multiplier was based on Company-wide financial performance; and

◦
80% of the Multiplier was based on a blended, weighted average of the financial performance of each of the Company’s business units (the “Blended Rate”).

▪
For Dr. Aspbury and Dr. McKemey:

◦
20% of the Multiplier was based on Company-wide financial performance; and

◦
80% of the Multiplier was based on the financial performance of the specific business unit each executive leads (the “Division Rate”).

These allocations were intended to align enterprise-level leadership with Company-wide performance while ensuring that business unit leaders remain primarily accountable for the performance of their respective organizations. The Compensation Committee believes this structure promotes collaboration across business units and reinforces a “one Certara” operating mindset.
Payout Determination and Results
For fiscal year 2025, annual incentive bonus payouts under the AIB Plan were determined by multiplying each NEO’s individual target bonus opportunity by the applicable payout multiplier calculated under both (a) Company-wide results and (b) either the Blended Rate or the applicable Division Rate, as determined by the Compensation Committee. The payout multipliers were derived from performance against pre-established financial measures approved by the Committee at the beginning of the fiscal year. The Company-wide, Blended Rate and Division Rate results also included operational KPIs that were defined, allocated and shared across the organizations (totaling 10% of the AIB Plan payout), if threshold amounts were satisfied, with the final percentage award being shared across the NEO and executive groups.
The payout multipliers reflected a combination of Company-wide and business unit financial performance measures designed to align incentive compensation with the Company’s annual operating plan and strategic objectives. The two quantitative performance measures under the AIB Plan were pre-bonus adjusted EBITDA (Adjusted EBITDA (AIB)) and revenue, each subject to defined threshold, target, and maximum performance levels. Performance above threshold resulted in tiered payout opportunities based on pre-established performance scales, with Adjusted EBITDA (AIB) measured on a scale ranging from 50% to 115% of target and revenue measured on a scale ranging from 50% to 150% of target.

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COMPENSATION DISCUSSION & ANALYSIS
The operational KPIs consist of defined, quantitative targets tied to operational improvement initiatives, product development and commercialization milestones, and execution of internal strategic priorities. These targets are set at rigorous levels intended to require substantial management effort and performance improvements beyond baseline operating results. The Company considers these targets to be confidential commercial or financial information, the disclosure of which would cause competitive harm.
The following table summarizes the 2025 AIB Plan framework for Company-wide Adjusted EBITDA (AIB) and revenue metrics, the two financial measures of the payout multiplier, and their respective weighting, threshold, target and maximum values under the plan:
Metric	Threshold	Target	Maximum	2025 Actual Achievement
Adjusted EBITDA (AIB)(1)	$134,367	$149,297	$188,114	$152,199
Revenue(1)	$386,825	$429,806	$541,556	$418,838

(1)
Dollars in millions. Scale if measured on total company attainment versus business unit attainment.

The following table summarizes the respective weightings by the individual performance metric used in the calculation of the final payout, following application of the Multiplier and operational KPIs, as allocated to each NEO (including denoting how the two quantitative performance measures under the AIB Plan — Adjusted EBITDA (AIB) and revenue — were applied based on a Company-wide, Blended Rate or Division Rate basis).
Weightings by NEO
	Company-Wide			Blended Rate			Division Rate
Name	Adjusted EBITDA (AIB)	Revenue	KPIs	Adjusted EBITDA (AIB)	Revenue	KPIs	Adjusted EBITDA (AIB)	Revenue	KPIs
William F. Feehery	10%	8%	2%	40%	32%	8%
John E. Gallagher III	10%	8%	2%	40%	32%	8%
Robert A. Aspbury	10%	8%	2%				40%	32%	8%
Leif E. Pedersen	10%	8%	2%	40%	32%	8%
Adrian K. McKemey	10%	8%	2%				40%	32%	8%
In February 2026, the Compensation Committee approved the final aggregate funding level for the AIB Plan. In making this determination, the Committee evaluated Company-wide and business unit performance relative to the established financial performance measures for fiscal year 2025, certain qualitative considerations and operational KPIs. Company-wide Adjusted EBITDA (AIB) performance for fiscal year 2025 exceeded 90% of target, thereby satisfying the minimum performance threshold required for bonus eligibility under the AIB Plan. The Company delivered in full against the operational KPIs as defined. With full achievement of the operational KPIs, which were shared across the organizations, each NEO was allocated the entire 10% achievement.
While not all business units achieved target performance levels, the Company and all business units achieved results above the applicable minimum incentive thresholds, with most performance outcomes producing payout multipliers in excess of 74%.
In addition to the quantitative performance results, the Compensation Committee applied an individual performance modifier for each NEO, as expressly provided for under the AIB Plan and within pre-established parameters. The individual performance modifier reflected the committee’s assessment of each executive’s overall performance during fiscal year 2025, including leadership effectiveness, execution against strategic and operational objectives, and contributions to the Company’s performance and long-term value creation. The individual performance modifier was applied within the plan’s established parameters and served to adjust each

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COMPENSATION DISCUSSION & ANALYSIS
NEO’s calculated bonus payout to account for individual performance factors. In the final determination, for the 2025 AIB Plan, the individual performance multipliers allocated across the NEOs ranged from 90% to 110%.
In the course of its review, the Compensation Committee also considered the Company’s overall financial metrics during fiscal year 2025, including total revenue, bookings, net income (loss), and diluted earnings per share for the twelve months ended December 31, 2025, as compared to the prior year.
In the conclusion of its review, the Compensation Committee did not exercise discretionary authority to modify the calculated payout multipliers or bonus amounts outside of the AIB Plan’s pre-established framework.
2025 AIB Payout Summary
Name	2025 Base Salary ($)	2025 Target Bonus (%)	Target Bonus Amount ($)	Applicable Multiplier(1)	Total Bonus Paid ($)(2)
William F. Feehery(2)	795,675	100	795,675	94%	747,935
John E. Gallagher III	610,016	50	305,008	94%	301,043
Robert A. Aspbury	440,000	55	242,000	117%	331,386
Leif E. Pedersen	462,052	55	244,355	94%	214,993
Adrian K. McKemey	440,000	55	242,094	74%	161,172

(1)
The “Applicable Multiplier” column is the combined effective performance multiplier and reflects the applicable Company or business unit performance multiplier under the AIB Plan.

(2)
The “Total Bonus Paid” column reflects the application of such multiplier to each executive’s target bonus opportunity, as further adjusted by an individual performance modifier, where applicable, based on the Compensation Committee’s assessment of individual performance during fiscal year 2025 and applied within the AIB Plan’s pre-established parameters.

(3)
Pursuant to Dr. Feehery’s employment agreement with the Company, Mr. Feehery was entitled to participate in the 2025 AIB program. Mr. Feehery’s 2025 AIB payout amount was aligned to the predefined framework and terms of the plan in effect prior to his departure as the Company’s Chief Executive Officer.

Long-Term Equity Incentive Awards
We believe that sustained long-term performance is best supported through the use of equity-based compensation, which promotes an ownership culture and aligns the interests of our executives with those of our stockholders. Equity-based awards also place a meaningful portion of executive compensation at risk and directly align executive compensation with the long-term performance of the Company.
The Compensation Committee has adopted a long-term equity incentive structure under which NEOs receive annual equity awards consisting of a combination of time-based RSUs and PSUs (the “LTI Plan”). All RSUs and PSUs that vest under the LTI Plan are settled in shares of the Company’s common stock.
For grants made under the 2025 LTI Plan to our NEOs, the Compensation Committee allocated 40% of the target long-term incentive value to RSUs and 60% to PSUs. The Committee believes this mix appropriately balances retention, sustained executive engagement, and long-term pay-for-performance alignment.

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COMPENSATION DISCUSSION & ANALYSIS
Fiscal 2025 Long-Term Incentive Grants
On May 20, 2025, pursuant to the 2025 LTI Plan, the Company granted RSUs and target PSUs to each of its NEOs as set forth below:
Name	2025 Target Long-Term Incentive Value(1)	Long-Term Target Incentive as a Percentage of Base Salary	RSUs	Target PSUs
William F. Feehery	$5,750,000	723%	187,144	280,716
John E. Gallagher III	$2,100,000	344%	68,348	102,522
Robert A. Aspbury	$1,400,000	318%	45,566	68,348
Leif E. Pedersen	$1,400,000	303%	45,566	68,348
Adrian K. McKemey	$1,000,000	227%	32,547	48,820

(1)
The number of RSUs and PSUs granted was determined by dividing the applicable approved long-term incentive value by $12.29 (the “Reference Price”), which represents the volume-weighted average price (“VWAP”) of the Company’s common stock for the 60-calendar-day period that ended on the first business day following March 31, 2025, in accordance with the Compensation Committee’s approval of the 2025 Long-Term Incentive Plan.

Determination of Equity Award Amounts
The target value of equity-based awards granted to each named executive officer (“NEO”) under the 2025 Long-Term Incentive Plan was determined by the Compensation Committee after considering each NEO’s total direct compensation, scope of responsibilities, performance, and alignment with the Company’s compensation philosophy of targeting total compensation, including equity, at the market median with some variation above and below median by NEO to account for factors including responsibilities, performance, contributions and overall experience.
Vesting of RSUs
The RSUs granted under the 2025 Long-Term Incentive Plan will vest in three equal annual installments, with one-third vesting on each of April 1, 2026, April 1, 2027, and April 1, 2028, in each case subject to the executive’s continued employment with the Company through the applicable vesting date, and subject to the other terms of the applicable grant agreement.
PSUs — 2025 Performance Conditions and Vesting
The PSUs granted under the 2025 Long-Term Incentive Plan are subject to a three-year performance period ending on March 31, 2028. Performance for the 2025 PSUs is based on the Company’s annualized total stockholder return (“ATSR”) over the performance period.
Following the completion of the performance period, the Compensation Committee will determine the percentage of target PSUs earned based on ATSR performance against pre-established threshold, target, and maximum performance levels, with straight-line interpolation applied for performance results between those levels. The payout scale provides for earning 50% of target PSUs at threshold performance, 100% at target performance, and up to 200% at maximum performance.
The following table illustrates the stock price growth targets and associated levels of payout for the 2025 PSUs:
Absolute Stock Price Growth(1)	Stock Price(2)	% of Target PSUs Paid Out
46.4%	$18.00	50%
87.1%	$23.00	100%
144.1%	$30.00	200%

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COMPENSATION DISCUSSION & ANALYSIS
(1)
Represents ATSR relative to $12.29 (the “Reference Price”), which represents the volume-weighted average price (“VWAP”) of the Company’s common stock for the 60-calendar-day period that ended on the first business day following March 31, 2025, in accordance with the Compensation Committee’s approval of the 2025 Long-Term Incentive Plan.

(2)
Attainment will be assessed relative to the VWAP of The Company’s common stock for the 90-calendar-day period ending on March 31, 2028, in accordance with the Compensation Committee’s approval of the 2025 Long-Term Incentive Plan.

No PSUs granted under the 2025 Long-Term Incentive Plan were distributed during fiscal year 2025. Any payout remains subject to tenure requirements and certification of performance by the Compensation Committee following the end of the performance period.
Vesting of PSUs During Fiscal Year 2025
2023 PSU Payout
With respect to the PSU awards granted in 2023, the number of shares earned by the NEOs at the conclusion of the three-year performance period (fiscal years 2023-2025) was determined based on the Company’s performance against two financial performance metrics: revenue and adjusted EBITDA, as provided under the 2023 Long-Term Incentive Plan.
Performance against each metric was measured annually over the three-year performance measurement period, with payout levels for each year and metric determined based on achievement relative to pre-established threshold, target, and maximum performance levels. A “Weighted Percentage” was then ascribed to the applicable level of achievement, starting at 50% for threshold achievement, 100% for target achievement, and 200% for maximum achievement. Any performance achievement under 50% was ascribed a weighted percentage of 0% and any performance achievement above maximum was ascribed a performance achievement of 200%. For actual performance with respect to any tranche between (i) threshold and target or (ii) target and maximum levels of achievement, the Weighted Percentage was determined using linear interpolation between such numbers, rounding to the nearest whole percentage point.
For the first year of the performance period, revenue and adjusted EBITDA were $354.3 million and $123.1 million, respectively. The Company did not achieve the threshold level of performance for either metric.
For the second year of the performance period, revenue and adjusted EBITDA were $385.1 million and $122.0 million, respectively. The Company did not achieve the threshold level of performance for revenue and achieved a weighted payout factor of 84% (above threshold and below target) for adjusted EBITDA, resulting in a combined achievement level of a 42% weighted payout factor for the year.
For the third year of the performance period, revenue and adjusted EBITDA were $418.8 million and $134.4 million, respectively. The Company achieved weighted payout factor of 74% for revenue (above threshold and below target) and weighted payout factor of 150% (above target) for adjusted EBITDA, resulting in a combined achievement level of a 112% weighted payout factor for the year.
Based on performance across all three years, the resulting weighted payout factor for the financial performance measures was 51.3%.
The 2023 PSU awards were also subject to a relative total shareholder return (“rTSR”) modifier, with the modifying percentage being determined relative to the Company’s performance as measured against the S&P 600 Healthcare Index for the same period.
Based on a weighted payout factor of 51.3% and a relative total shareholder return (“rTSR”) modifier of 80%, the following table presents the payouts for the 2023-2025 PSU awards granted under the Company’s 2023 Long-Term Incentive Plan, which were earned and settled on April 1, 2026. Accordingly, the number of PSUs earned was calculated by multiplying the target number of PSUs by the weighted payout factor and the applicable rTSR modifier. Resulting share amounts are rounded to the nearest whole share.

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COMPENSATION DISCUSSION & ANALYSIS
Named Executive Officer	Target PSUs (#)	Weighted Payout (%)	rTSR Modifier	Total Shares Earned
William F. Feehery	187,168	51.3%	80%	61,390
John E. Gallagher III	56,848	51.3%	80%	23,346
Robert A. Aspbury	35,334	51.3%	80%	14,510
Leif E. Pedersen	35,334	51.3%	80%	14,510
Dr. McKemey was not eligible to participate in the 2023 PSU award, as he commenced employment with the Company on March 3, 2025, and therefore did not receive such award.
Benefits and Perquisites
While our executive compensation philosophy emphasizes performance-based compensation and limits executive benefits and perquisites, we provide all of our employees, including our NEOs, with broad-based benefits designed to attract and retain talent and to provide retirement, health, and welfare security. These benefits include the following:
▪
U.S. 401(k) Plan. We maintain a tax-qualified defined contribution 401(k) savings plan (the “401(k) Plan”) in which all of our U.S.-based employees, including our U.S.-based NEOs, are eligible to participate. The 401(k) Plan permits participants to contribute up to 100% of their compensation on a pre-tax basis, subject to annual limits established by the Internal Revenue Service. The Company may make employer matching contributions and has historically matched up to 50% of an employee’s deferrals, limited to the first 6% of compensation, except for one division in which the Company matches 100% of employee deferrals up to 6% of compensation. Employee contributions are immediately fully vested. Employer matching contributions vest at a rate of 25% per year over four years of service, except for one division in which matching contributions fully vest after three years of service.

▪
U.K. Pension Plan. The Company sponsors a Group Personal Pension Plan covering all U.K.-based employees, including our U.K.-based NEO, Dr. Aspbury. Eligible employees are automatically enrolled in the plan in accordance with U.K. auto-enrolment legislation. Employees between the ages of 16 and 75 may elect to participate in the plan. The Company contributes an additional 8% of salary for participating employees, which exceeds its statutory obligations under U.K. auto-enrolment requirements.

▪
Health and Welfare Benefits. Our U.S.-based employees, including our U.S.-based NEOs, are generally eligible to participate in the Company’s health and welfare benefit plans, which include medical, dental, vision, life, and disability insurance coverage, dependent care flexible spending accounts, health savings accounts, and health reimbursement arrangements. We also offer voluntary legal services and voluntary supplemental disability coverage.

▪
Other Benefits and Perquisites. We do not provide additional executive benefits or perquisites beyond those described above. For example, the Company does not sponsor retiree medical or pension plans or provide club memberships, automobile allowances, personal use of corporate aircraft, or other similar personal benefits.

Severance and Change of Control Benefits.
We provide severance benefits to our NEOs pursuant to their respective employment agreements in order to offer competitive total compensation packages and support executive attraction and retention. These employment agreements generally provide for severance payments and benefits in the event of a termination of employment by the Company without cause or a resignation by the executive for good reason (each, a “Qualifying Termination”). A summary of the payments and benefits to which each NEO may be entitled upon a Qualifying Termination, including in connection with a change of control, is described below under “Executive Compensation — Termination and Severance — Potential Payments to NEOs Upon Termination of Employment or Change of Control.”

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COMPENSATION DISCUSSION & ANALYSIS
In addition, the Company’s equity award agreements provide for accelerated vesting of outstanding equity awards upon certain termination events, as further described under “Executive Compensation — Termination and Severance — Potential Payments to NEOs Upon Termination of Employment or Change of Control.”
RIGOROUS ACCOUNTABILITY, RISK-MITIGATION AND RECOVERY PROVISIONS

Stock Ownership and Retention Policy
To further align the interests of management and directors with those of our stockholders, certain executives and non-employee directors (the “Covered Persons”) are subject to stock ownership and retention guidelines requiring ownership of a minimum level of Company equity, as set forth below:
Covered Persons	Ownership Requirement
Chief Executive Officer	Five times base salary
NEOs, Executive Vice Presidents and Senior Vice Presidents	Two times base salary
Non-Employee Directors	Five times annual cash retainer
In determining whether a Covered Person has satisfied the applicable ownership requirement, the following forms of equity ownership are counted:
▪
shares of Company common stock purchased on the open market;

▪
shares acquired through the exercise of stock options or pursuant to any Company stock purchase plan;

▪
shares of restricted stock and RSUs that are subject only to time-based or service-based vesting conditions (excluding awards that remain subject to performance-based vesting);

▪
deferred stock units;

▪
shares held in a 401(k) plan or other similar arrangement (applicable only to executive officers); and

▪
shares beneficially owned through a trust or held by a spouse and/or minor children.

Covered Persons are required to achieve the applicable equity ownership levels within five years of their appointment or promotion to a Covered Person role. Compliance with this policy is assessed annually as of February 1 (the “Compliance Date”).
Any Covered Person who does not meet the applicable ownership requirement as of a Compliance Date is required to retain 100% of any Company equity acquired, net of taxes, through stock option exercises or the vesting of time-based restricted stock, RSUs, or PSUs until the next Compliance Date. Covered Persons must continue to retain 100% of net shares received until the applicable ownership guideline is satisfied.
As of February 1, 2026, all Covered Persons were either in compliance with the policy or within their applicable initial five-year compliance period and therefore not yet required to meet the applicable ownership thresholds. All NEOs had satisfied their minimum equity ownership requirements as of the Compliance Date.
Messrs. McLean and Spaight are not considered Covered Persons for purposes of this policy because they are employees of Institutional Stockholders (as defined in the Stockholders Agreement) and do not receive cash or equity retainers for their service as directors of the Company.
Insider Trading Policy and Procedures
We maintain an Insider Trading Policy that governs the purchase, sale and other dispositions of the Company’s securities by its directors, officers, and employees, which also includes certain restrictions and limitations on

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COMPENSATION DISCUSSION & ANALYSIS
hedging, margin accounts and pledges. Please refer to “Board and Governance Practices — Insider Trading Policy” for more information.
Clawback Policy
We also maintain a Clawback Policy in compliance with Rule 10D-1 under the Exchange Act and applicable Nasdaq listing standards. Please refer to “Board and Governance Practices — Clawback Policy” for more information.
ADDITIONAL INFORMATION ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

Tax, Accounting, and Regulatory Considerations
Under the Tax Cuts and Jobs Act, companies generally may not deduct certain executive compensation in excess of $1 million paid to certain executive officers under Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee considers the implications of executive compensation decisions; however, it may approve compensation that is not fully tax deductible if it believes such compensation is in the best long-term interests of the Company and its stockholders.
The Compensation Committee also considers other applicable regulatory requirements when making executive compensation decisions, including Section 409A of the Code, which governs non-qualified deferred compensation arrangements, and Section 280G of the Code, which relates to compensation payable in connection with a change in control.
In addition, the Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). ASC Topic 718 requires the Company to calculate the grant date fair value of stock-based awards and to recognize the associated compensation expense over the period during which the executive is required to render service in exchange for vesting of the award. When determining the types and amounts of equity compensation granted to our NEOs, the Compensation Committee considers the relative advantages and disadvantages of various equity vehicles, including RSUs and PSUs, as well as the overall program cost, including the related accounting expense.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information
The Company does not currently grant stock options, stock appreciation rights, or other option-like equity awards. Accordingly, the Company does not have a specific policy regarding the timing of grants of such awards in relation to the release of material non-public information.
In the event the Company determines to grant stock options or similar equity awards in the future, the Compensation Committee will evaluate and adopt appropriate policies and practices regarding the timing of such grants relative to the disclosure of material non-public information.
During fiscal year 2025, the Company did not grant option awards to its named executive officers during the period beginning four business days prior to and ending one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Current Report on Form 8-K that disclosed material non-public information. The Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

48   |   2026 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion & Analysis with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.
Members of the Compensation Committee
Nancy Killefer, Chair
James Cashman III
Rosemary Crane
David Spaight

2026 PROXY STATEMENT   |   49

EXECUTIVE COMPENSATION
The tables below present the compensation of the Company’s NEOs. See “Compensation Discussion & Analysis” for a discussion of the Company’s executive compensation program, objectives, and philosophy.
SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who served in such capacities during the applicable fiscal years. Collectively, these individuals are referred to as our NEOs. The information presented reflects compensation for services rendered during the last three completed fiscal years.
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Equity Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
William F. Feehery Former Chief Executive Officer	2025	795,675	—	4,927,502	747,935	20,275	6,491,387
	2024	795,675	—	5,815,316	588,799	19,825	7,219,615
	2023	795,675	—	6,485,296	509,232	19,825	7,810,028
John E. Gallagher III Senior Vice President and CFO	2025	606,315		1,799,603	301,043	16,890	2,723,851
	2024	592,250	—	2,123,846	219,132	13,372	2,948,600
	2023	431,250	435,750	3,173,290	184,000	17,854	4,242,144
Robert A. Aspbury President, Certara Predictive Technologies	2025	457,666	—	1,199,743	331,386	37,073	2,025,868
	2024	378,167	—	1,415,897	193,432	29,770	2,017,266
	2023	337,649	—	1,532,907	187,564	27,012	2,085,132
Leif E. Pedersen President, Chief Commercial Officer	2025	458,350	—	1,199,743	214,993	16,739	1,889,825
	2024	444,281	—	1,415,897	180,822	15,624	2,056,624
	2023	427,193	—	1,532,907	162,120	19,800	2,142,020
Adrian K. McKemey President, Certara Drug Development Solutions	2025	366,667	466,000	856,958	161,172	5,026	1,855,823

(1)
Dr. McKemey joined Certara on March 3, 2025.

(2)
The amounts reported in this column for 2025 reflect the aggregate grant date fair value of RSUs and PSUs granted on May 20, 2025, calculated in accordance with ASC Topic 718. See Note 2 (“Summary of Significant Accounting Policies — Equity-Based Compensation”) and Note 12 (“Equity-Based Compensation”) to the Company’s audited consolidated financial statements included in the 2025 Annual Report for a discussion of the valuation of equity-based awards.

(3)
The values shown represent the grant date fair value of the 2025 long-term incentive awards, assuming achievement of the target performance level applicable to the PSUs, which comprised 60% of the award value, with the remaining 40% delivered in RSUs. For the PSU awards granted in 2025, the value of the awards as of the grant date, assuming that the highest level of performance achievement would be achieved (which is 200% of target), was: for Dr. Feehery, $8,750,853; Mr. Gallagher, $3,195,952; Dr. Aspbury, $2,130,643; Mr. Pedersen, $2,130,643; and Dr. McKemey, $1,521,886.

(4)
Amounts shown represent annual cash incentive payments earned under the AIB Plan for the fiscal year, based on the achievement of financial and strategic performance objectives established by the Compensation Committee at the beginning of the fiscal year. See “Compensation Discussion & Analysis — Elements of our Compensation Program — Annual Incentive Bonus Plan.”

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EXECUTIVE COMPENSATION
(5)
The table below shows the components of this column:

Name	Life Insurance Premiums	401(k) Plan Match	Executive Disability	Other	Total
W. Feehery	$3,022	$10,350	$6,903	—	$20,275
J. Gallagher III	—	$10,350	$6,540	—	$16,890
R. Aspbury	—	—	—	$37,073(a)	$37,073
L. Pedersen	—	$8,890	$7,849	—	$16,739
A. McKemey	—	—	$5,026	—	$5,026

(a)
Reflects the Company’s contributions to Dr. Aspbury’s pension plan in the United Kingdom.

GRANTS OF PLAN-BASED AWARDS

The table below provides information regarding plan-based awards granted to our NEOs during the fiscal year ended December 31, 2025. The table includes information regarding potential future payouts under the Company’s non-equity incentive plan awards as well as equity incentive plan awards,
Name		Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Equity Incentive Plan Awards Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards(1)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Feehery	(2)	5/20/2025	5/20/2025	397,838	795,675	1,591,350
	(3)	5/20/2025	5/20/2025				140,358	280,716	561,432	$2,739,788
	(4)	5/20/2025	5/20/2025					187,144		$2,187,713
J. Gallagher III	(2)			15,2504	305,008	610,016
	(3)	5/20/2025	5/20/2025				51,261	102,522	205,044	$1,000,615
	(4)	5/20/2025	5/20/2025					68,348		$798,988
R. Aspbury	(2)			121,000	242,000	484,000
	(3)	5/20/2025	5/20/2025				34,174	68,348	136,696	$667,076
	(4)	5/20/2025	5/20/2025					45,566		$532,667
L. Pedersen	(2)			127,064	254,129	508,257
	(3)	5/20/2025	5/20/2025				34,174	68,348	136,696	$667,076
	(4)	5/20/2025	5/20/2025					45,566		$532,667
A. McKemey	(2)	5/20/2025	5/20/2025	121,000	242,000	484,000
	(3)	5/20/2025	5/20/2025				24,410	48,820	97,640	$476,483
	(3)	5/20/2025	5/20/2025					32,547		$380,474

(1)
This column reflects the aggregate grant date fair value of the RSU awards and PSU awards granted to each NEO during the 2025 fiscal year, calculated in accordance with ASC Topic 718 as of the applicable grant date and without regard to the risk of forfeiture. The grant date fair value of PSUs is presented assuming target performance will be achieved.

(2)
This row reflects the potential payouts for grants of annual incentive awards under the Company’s AIB Plan for performance during the fiscal year ended December 31, 2025. Each of the NEOs is assigned a target bonus, which is a percentage of the NEO’s base salary at the end of the fiscal year. The actual amounts of AIB Plan awards paid in April 2026 for performance in the 2025 fiscal year are disclosed in the Non-Equity Incentive Plan Compensation column and related footnote of the Summary Compensation Table above. For

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EXECUTIVE COMPENSATION
more information regarding the terms of these annual incentive bonus awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Incentive Bonus Plan.”
(3)
This row shows the threshold, target, and maximum number of PSUs awarded in 2025. Each PSU award was granted with a target number of units, with the actual payments based upon the achievement of stock price-based targets. The PSU grants were made under the 2020 Incentive Plan. PSUs are determined based on stock price-based targets for fiscal years 2025, 2026, and 2027, and will be distributed in early 2028. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Equity Incentive Awards — Fiscal 2025 Long-Term Incentive Grants.”

(4)
This row shows the number of RSUs awarded in 2025. The RSU grants were made under the 2020 Incentive Plan and vest in three equal installments on April 1, 2026, 2027, and 2028, subject to continued employment, employment agreements, and award terms, as applicable. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Incentive Bonus Plan — Fiscal 2025 Long-Term Incentive Grants.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Post-IPO Equity Awards
The 2020 Incentive Plan, approved by our stockholders on December 10, 2020, aims to attract, retain, and motivate key personnel, while reinforcing the commitment of officers, directors, and employees to the Company’s success. The 2020 Incentive Plan also seeks to align their interests with those of our stockholders. Awards under the 2020 Incentive Plan may be granted to employees, directors, officers, consultants, or advisors of the Company or its subsidiaries.
The 2020 Incentive Plan allows for the following types of awards:
▪
Options;

▪
Restricted Stock and RSUs; and

▪
Other Equity-Based Awards and Cash-Based Awards.

In 2025, the Compensation Committee authorized the issuance of two types of awards to our NEOs: (i) RSUs and (ii) PSUs. The specific characteristics of these awards are detailed below.
The 2020 Incentive Plan provides that no more than the number of shares of common stock equal to the plan share reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The “plan share reserve” was established with 20,000,000 shares, provided, however, that the plan share reserve shall be increased on the first day of each fiscal year beginning with the 2021 fiscal year to an amount equal to the lesser of (i) the positive difference, if any, between (x) 4.0% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the plan share reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our Board of Directors. No increases in the plan share reserve were made in either 2023 or 2024. As of December 31, 2025, the plan share reserve consisted of 10,668,600 shares. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1,000,000 in total value, except for certain awards made to a non-executive chair of our Board of Directors. Certain “substitute awards” will not be counted against the plan share reserve.
All awards granted under the 2020 Incentive Plan will vest and/or become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee, which administers the 2020 Incentive Plan. This may include performance-related conditions. Additionally, the Compensation Committee has discretion to adjust awards and their terms thereof in response to certain events.

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EXECUTIVE COMPENSATION
The Compensation Committee may also determine that awards granted under the 2020 Incentive Plan include dividends or dividend equivalents.
No award may be granted under the 2020 Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may be extended beyond that date. The Compensation Committee may amend or terminate this plan at any time (with stockholder approval, where required).
Awards are generally not transferrable other than by will or the laws of descent and distribution, but the Compensation Committee may permit certain transfers. Additionally, all awards are subject to (i) reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback, forfeiture, other similar policy adopted by the Board of Directors or the Compensation Committee, and (ii) applicable law. The Compensation Committee may also provide for a cancellation of or forfeiture of gain on awards if a participant engages in any detrimental activity (including, but not limited to, any activity that would be grounds to terminate the participant’s employment or service for cause).
OUTSTANDING EQUITY AWARDS AT 2025 YEAR END

Outstanding Equity Awards at December 31, 2025
The table below provides information regarding outstanding equity awards held by our NEOs as of December 31, 2025. The amounts shown reflect only those equity awards that were unvested and outstanding as of that date.
			Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William F. Feehery(3)	—	—	218,350	1,923,664
John E. Gallagher III(4)	111,362	981,081	170,879	1,505,444
Robert A. Aspbury(5)	73,672	649,050	113,919	1,003,626
Leif E. Pedersen(6)	73,672	649,050	113,919	1,003,626
Adrian K. McKemey(7)	32,547	286,739	48,820	430,104

(1)
Market values are calculated using the closing market price of the Company’s common stock on the Nasdaq on December 31, 2025, which was $8.81 per share.

(2)
Unearned PSUs represent the then effective target PSUs. The payout of these PSUs is subject to the achievement of applicable performance goals or market goals, as the case may be, over a three-year performance period. PSUs granted in 2024 cover fiscal years 2024, 2025, and 2026 and are expected to pay out, if earned, in 2027. PSUs granted in 2025 cover fiscal years 2025, 2026, and 2027 and are expected to pay out, if earned, in 2028. Any payout remains subject to continued employment and certification of performance by the Compensation Committee.

Market values for this column are calculated assuming then-effective targets, taking into account prior period performance, to the extent then determined.

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EXECUTIVE COMPENSATION
(3)
Pursuant to Dr. Feehery’s separation and consulting agreement, dated December 10, 2026, consistent with the applicable employment agreement terms and the Severance Policy, on December 31, 2025: (a) 62,381 previously unvested RSUs, representing one-third of the RSU award granted on May 20, 2025, vested, and (b) 93,572 unearned PSUs, representing one-third of the target PSU award granted on May 20, 2025, remain outstanding and shall be eligible to become earned at the end of the Performance Period, if the applicable performance goals are achieved. All other outstanding equity awards were forfeited.

(4)
For Mr. Gallagher, unvested RSUs consist of 12,633 units granted on April 1, 2023; 30,381 units granted on April 1, 2024; and 68,348 units granted on May 20, 2025. Unearned PSUs represent target awards of 68,357 units granted on April 1, 2024; and 102,522 units granted on May 20, 2025.

(5)
For Dr. Aspbury, unvested RSUs consist of 7,852 units granted on April 1, 2023; 20,254 units granted on April 1, 2024; and 45,566 units granted on May 20, 2025. Unearned PSUs represent target awards of 45,571 units granted on April 1, 2024; and 68,348 units granted on May 20, 2025.

(6)
For Mr. Pedersen, unvested RSUs consist of 7,852 units granted on April 1, 2023; 20,254 units granted on April 1, 2024; and 45,566 units granted on May 20, 2025. Unearned PSUs represent target awards of 45,571 units granted on April 1, 2024; and 68,348 units granted on May 20, 2025.

(7)
For Dr. McKemey, unvested RSUs consist of 32,547 units granted on May 20, 2025. The PSUs shown represent 48,820 units granted on May 20, 2025.

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by our NEOs upon exercise of options or similar instruments or the vesting of stock or similar instruments during our most recent fiscal year.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William F. Feehery(2)	235,164	2,189,896
John E. Gallagher III(3)	65,832	625,015
Robert A. Aspbury(4)	72,205	727,420
Leif E. Pedersen(5)	92,360	952,047
Adrian K. McKemey(6)	—	—

(1)
Amounts are based on the closing market price of the Company’s common stock on Nasdaq on the applicable vesting date provided that, for equity awards that vested on April 1, 2025, the amounts are based on the closing market price on the immediately preceding trading day.

(2)
The amounts for Dr. Feehery include (i) 111,393 RSUs that vested on April 1, 2025, based on a closing market price of $9.87 per share, (ii) 61,393 PSUs that vested on December 31, 2025 but were not distributed, and (iii) 62,381 RSUs that vested on December 31, 2025, pursuant to Dr. Feehery’s Severance and Consulting Agreement. The RSUs described in clause (iii) represent one-third of Dr. Feehery’s outstanding equity award granted on May 20, 2025, which accelerated upon his termination of employment. The closing market price of the Company’s common stock on December 31, 2025 was $8.81 per share.

(3)
The amounts for Mr. Gallagher include (i) 42,486 RSUs that vested on April 1, 2025, based on a closing market price of $9.87 per share, and (ii) 23,346 PSUs that vested on December 31, 2025 but were not distributed. The closing market price of the Company’s common stock on December 31, 2025 was $8.81 per share.

(4)
The amounts for Dr. Aspbury include (i) 31,069 shares of restricted stock that vested on August 29, 2025, (ii) 26,626 RSUs that vested on April 1, 2025, and (iii) 14,510 PSUs that vested on December 31, 2025 but were not distributed. The closing market price of the Company’s common stock was $10.84 per share on

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EXECUTIVE COMPENSATION
August 29, 2025, and $9.87 per share on April 1, 2025. The closing market price of the Company’s common stock on December 31, 2025 was $8.81 per share.
(5)
The amounts for Mr. Pedersen include (i) 51,224 shares of restricted stock that vested on September 9, 2025, and (ii) 26,626 RSUs that vested on April 1, 2025, and (iii) 14,510 PSUs that vested on December 31, 2025 but were not distributed. The closing market price of the Company’s common stock was $10.96 per share on September 9, 2025, $9.87 per share on April 1, 2025, and $8.81 per share on December 31, 2025.

(6)
Dr. McKemey did not have any equity awards that vested during the fiscal year.

EMPLOYMENT AGREEMENTS

William F. Feehery
As of May 14, 2019, the Company and Dr. Feehery entered into an employment agreement (the “Feehery Employment Agreement”) for Dr. Feehery to serve as Chief Executive Officer beginning June 3, 2019. The Feehery Employment Agreement provided for an initial annual base salary of $750,000 and an initial target annual discretionary bonus equal to 60% of his then-current base salary, contingent upon achieving certain individual and Company performance objectives established by our Board of Directors or the Compensation Committee. Dr. Feehery’s base salary and target annual bonus were subject to annual review and adjustment by the Compensation Committee, and the amounts in effect as of December 31, 2025 are reflected in the Summary Compensation Table and related tables in this Proxy Statement.
The Company and Dr. Feehery entered into a separation and consulting agreement, dated December 10, 2025, which governed the terms of his employment through December 31, 2025 and the post-employment consulting period commencing as of January 1, 2026, during which he may provide certain consulting services for a fee of $20,000 per month. The separation and consulting agreement also confirmed that Dr. Feehery’s termination of employment on December 31, 2025 was treated as a termination without cause and, as such, he was entitled to receive severance in the amount of 1-times the sum of his annual base salary plus target bonus, together with 12 months’ subsidized COBRA continuation coverage, in each case, in accordance with the terms of the Feehery Employment Agreement. As a result of the termination without cause, Dr. Feehery was also entitled to certain vesting enhancements with respect to a portion of his outstanding equity awards, in accordance with the terms of such equity award arrangements. The consulting services were terminated with effect as of March 6, 2026.
Dr. Feehery remains subject to a restrictive covenants agreement that includes perpetual confidentiality and non-disparagement obligations, as well as non-competition and non-solicitation of employees and clients that will continue for one year after the date his employment ceased.
John E. Gallagher III
On April 1, 2023, the Company and Mr. Gallagher entered into an employment agreement (the “Gallagher Agreement”) for Mr. Gallagher to serve as Senior Vice President and Chief Financial Officer. The Gallagher Agreement provides for an initial annual base salary of $575,000 and eligibility for an initial target annual discretionary bonus equal to 50% of his then-current base salary. In connection with the commencement of his employment, Mr. Gallagher received equity awards under the Company’s 2020 Equity Incentive Plan with an aggregate value of $2,750,000, consisting of (i) PSUs with a value of $1,260,000, (ii) RSUs with a value of $840,000 vesting in three equal installments on the first three anniversaries of his start date, and (iii) RSUs with a target value of $650,000 vesting in two equal installments on the first two anniversaries of his start date. Mr. Gallagher’s severance benefits in connection with a “Qualifying Termination” are governed by the Certara Executive Officer Severance Policy (which supersede contractual severance arrangements to the extent that the Executive Officer Severance Policy provides for greater benefits). See “Termination and Severance — Executive Officer Severance Policy” and “— Potential Payments to NEOs Upon Termination of Employment or Change in Control.”
The Gallagher Agreement also imposes restrictive covenants, including perpetual confidentiality and non-disparagement obligations, intellectual property assignment, non-competition during employment and for one year thereafter, and non-solicitation of employees and customers during employment and for one year thereafter.

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EXECUTIVE COMPENSATION
On November 7, 2023, the Company entered into an Amended and Restated Employment Agreement with Mr. Gallagher (the “A&R Employment Agreement”), pursuant to which the Company agreed to pay Mr. Gallagher $235,750 representing an unpaid annual bonus from a prior employer and to reimburse him for reasonable legal fees and expenses incurred in pursuing such claim.
Robert A. Aspbury
Effective April 15, 2019, the Company entered into an employment agreement with Dr. Aspbury (the “Aspbury Agreement”). The Aspbury Agreement provides for an initial annual base salary of £200,000 and an initial target annual discretionary bonus of up to 40% of his then-current base salary, based on achievement of individual and Company performance objectives established by the Board or the Compensation Committee. His base salary is subject to annual review and adjustment, and the amounts in effect as of December 31, 2025, are reflected in the Summary Compensation Table and related tables in this Proxy Statement.
Dr. Aspbury’s severance benefits in connection with a Qualifying Termination are governed by the Certara Executive Officer Severance Policy (which supersedes contractual severance arrangements to the extent the Executive Officer Severance Policy provides for greater benefits). As a U.K.-based executive officer, cash severance payments may be structured as garden leave payments in accordance with applicable law, and health benefit continuation is provided in lieu of COBRA on substantially the same terms as those provided to active employees. Any contractual notice or similar termination payments payable under the Aspbury Agreement are offset against amounts payable under the Severance Policy. See “Termination and Severance — Executive Officer Severance Policy” and “— Potential Payments to NEOs Upon Termination of Employment or Change in Control.”
The Aspbury Agreement also imposes restrictive covenants, including perpetual confidentiality, non-competition, and non-solicitation of employees and customers during employment and for one year thereafter.
Leif E. Pedersen
Effective July 30, 2020, the Company entered into an employment agreement with Mr. Pedersen (the “Pedersen Agreement”). The Pedersen Agreement provides for an initial annual base salary of $375,000 and an initial target annual discretionary bonus equal to 46% of his then-current base salary, based on achievement of individual and Company performance objectives established by the Board or the Compensation Committee. His base salary is subject to annual review and adjustment, and the amounts in effect as of December 31, 2025 are reflected in the Summary Compensation Table and related tables in this Proxy Statement. Mr. Pedersen’s severance benefits in connection with a Qualifying Termination are governed by the Certara Executive Officer Severance Policy (which supersede contractual severance arrangements to the extent that the Executive Officer Severance Policy provides for greater benefits). See “Termination and Severance — Executive Officer Severance Policy” and “— Potential Payments to NEOs Upon Termination of Employment or Change in Control.”
The Pedersen Agreement includes restrictive covenants, including perpetual confidentiality and non-disparagement, intellectual property assignment, non-competition during employment and for one year thereafter, and non-solicitation of employees and customers during employment and for two years thereafter.
Adrian K. McKemey
Effective March 3, 2025, the Company entered into an employment agreement with Dr. Adrian K. McKemey (the “McKemey Agreement”), pursuant to which he serves as President, Certara Drug Development Solutions. The McKemey Agreement provides for an initial annual base salary of $440,000, subject to annual review and adjustment by the Compensation Committee, and eligibility for an annual incentive bonus with a target equal to 55% of base salary. Dr. McKemey is eligible to participate in the Company’s long-term equity incentive programs pursuant to the terms of the applicable equity plans and award agreements.

56   |   2026 PROXY STATEMENT

EXECUTIVE COMPENSATION
Dr. McKemey’s severance benefits in connection with a Qualifying Termination are governed by the Certara Executive Officer Severance Policy (which supersede contractual severance arrangements to the extent that the Executive Officer Severance Policy provides for greater benefits). See “Termination and Severance — Executive Officer Severance Policy” and “— Potential Payments to NEOs Upon Termination of Employment or Change in Control.”
The McKemey Agreement also includes customary restrictive covenants, including perpetual confidentiality and non-disparagement, intellectual property assignment, non-competition during employment and for one year following termination, and non-solicitation of employees and customers during employment and for two years following termination.

2026 PROXY STATEMENT   |   57

TERMINATION AND SEVERANCE
EXECUTIVE OFFICER SEVERANCE POLICY

Effective November 5, 2025, the Company adopted the Certara, Inc. Executive Officer Severance Policy (the “Severance Policy”), which applies to any Qualifying Termination of an executive officer occurring on or after such date. A “Qualifying Termination” generally includes an involuntary termination of employment by the Company without Cause or a resignation by the executive officer for Good Reason, as defined in the Severance Policy or in an executive’s employment agreement (to the extent applicable). All severance benefits under the Severance Policy are conditioned upon the executive officer’s timely execution and non-revocation of a customary release of claims in favor of the Company and its affiliates, and may include cash severance payments, and health benefits, depending on the role and circumstances. Under the Severance Policy, for example, severance benefits differ depending on whether the Qualifying Termination occurs outside of or during the two-year period following a Change in Control.
For the former CEO, consistent with the applicable employment agreement terms and Severance Policy, in the event of a Qualifying Termination not in connection with a Change in Control, severance benefits included (i) a cash payment equal to one times the sum of base salary and target annual bonus, (ii) 12 months of subsidized COBRA premiums, and (iii) a pro rata annual bonus for the year of termination based on actual performance, payable at the same time annual bonuses are paid to active executives. In the event of a Qualifying Termination during the two-year period following a Change in Control, the Chief Executive Officer is entitled to (i) a lump-sum cash payment equal to 1.5 times the sum of base salary and target annual bonus, (ii) 18 months of subsidized COBRA premiums, and (iii) a pro rata target annual bonus for the year of termination, payable within 60 days following termination.
Our new CEO, Jon Resnick, has contractual severance protection under his employment agreement that is substantially similar to the protections afforded under the Severance Policy, although his contractual protection also entitles him to certain vesting enhancements with respect to outstanding equity awards in the case of a Qualifying Termination.
For executive officers other than the Chief Executive Officer, severance benefits upon a Qualifying Termination not in connection with a Change in Control include (i) a lump-sum cash payment equal to one times base salary, payable within 60 days following termination, (ii) 12 months of subsidized COBRA premiums, and (iii) a pro rata annual bonus for the year of termination based on actual performance, payable at the same time annual bonuses are paid to active executives. In the event of a Qualifying Termination during the two-year period following a Change in Control, severance benefits include (i) a lump-sum cash payment equal to one times the sum of base salary and target annual bonus, payable within 60 days following termination, (ii) 12 months of subsidized COBRA premiums, and (iii) a pro rata target annual bonus for the year of termination, payable within 60 days following termination.
For executive officers based in the United Kingdom, (i) cash severance payments may be made in the form of garden leave payments and (ii) in lieu of subsidized COBRA premiums, health benefit coverage will be provided on substantially the same terms as applicable to active employees, in each case as contemplated by the Severance Policy and subject to applicable law.
Any severance or similar termination benefits to which an executive officer is otherwise entitled under an employment agreement or other arrangement are offset against amounts payable under the Severance Policy. Accordingly, to the extent that the Severance Policy benefits are greater than an executive’s contractual severance protection benefits (if any), the Severance Policy benefits will govern, and to the extent an executive’s contractual severance protection benefits exceed those under the Severance Policy, the executive will receive those contractual benefits in lieu of the severance benefits under the Severance Policy. The Company also reserves the right to amend or terminate the Severance Policy at any time.

58   |   2026 PROXY STATEMENT

TERMINATION AND SEVERANCE
Restrictive Covenants
Each of the NEOs’ employment agreements contains restrictive covenants as described above. See “Employment Agreements.”
TREATMENT OF EQUITY AWARDS

RSUs.   Pursuant to the approved grant award agreement for each recipient, upon a termination of employment for any reason, all vesting with respect to a participant’s RSUs will cease, and unvested shares of RSUs will be forfeited to the Company for no consideration as of the date of termination. In the event of a termination as a result of a participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination but shall be eligible to vest only to the extent the Compensation Committee determines, during such a one-month period, to accelerate the vesting of such unvested RSUs, and if the Committee fails to make such determination, the unvested RSUs will terminate without further action at the end of such period. Notwithstanding the foregoing, RSUs will, to the extent not vested, become fully vested if the participant undergoes a termination other than for cause in connection with or within 12 months following a Change in Control (as defined in each grant award agreement). Additionally, solely in the case of the RSUs granted in 2025, in the case of a termination other than for cause that is not in connection with or within 12 months following a Change in Control, the executive participant would be entitled to accelerate vesting in one additional vesting tranche of the RSUs.
PSUs.   Upon a termination of employment for “cause” prior to the date that the final performance metrics are determined and shares are distributed, all of the participant’s PSUs will be forfeited to the Company as of the date of such termination. In the event of a Change in Control during the performance period, the Compensation Committee will determine the achieved performance metric for the year in which the Change in Control occurs and any subsequent year during the performance period, with distribution of all earned units occurring at the end of the performance period. Additionally, solely in the case of the PSUs granted in 2025, in the case of a termination other than for cause that is not in connection with or within 12 months following a Change in Control, the executive participant would be entitled to a continued vesting opportunity (subject to actual performance over the remaining performance period) with respect to a portion of the PSUs corresponding to any then completed or in progress service vesting years.
DR. FEEHERY SEPARATION AND CONSULTING AGREEMENT

Dr. Feehery’s departure from the Company was treated as a termination without cause pursuant to the terms of his existing employment agreement. Additionally, to facilitate a smooth leadership transition, Dr. Feehery agreed to provide certain transition services to the Company following his departure as Chief Executive Officer as of December 31, 2025. In consideration of Dr. Feehery’s consulting services, he was paid a consulting fee at a rate of $20,000 per month. The consulting arrangement was terminated with effect as of March 6, 2026. Additionally, Dr. Feehery received pro-rata vesting of his equity awards that were granted to him in May 2025 in accordance with the terms of such awards.
POTENTIAL PAYMENTS TO NEOS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Benefits Payable Upon Voluntary Termination, Retirement, or Termination for Cause
In the event of a voluntary termination of employment by an executive officer, a termination due to retirement, or a termination by the Company for Cause, no NEO would have been entitled to any severance payments or benefits as of December 31, 2025, other than amounts earned or accrued through the date of termination.

2026 PROXY STATEMENT   |   59

TERMINATION AND SEVERANCE
Benefits Payable as a Result of Termination of Employment by the Company Without Cause or by NEO for Good Reason
Elements	William F. Feehery	John E. Gallagher III	Robert A. Aspbury	Leif E. Pedersen	Adrian K. McKemey
Severance(1)(2)	$1,591,350	$610,016	$440,000	$462,052	$440,000
Pro rata bonus(1)(2)	$795,675	$305,008	$242,000	$254,129	$242,000
Unvested restricted stock units(3)	$549,577	$200,709	$133,806	$133,806	$139,973
Unvested performance stock units(4)	$824,369	$301,073	$200,709	$200,709	$143,365
Health Insurance(5)	$35,364	$21,157	—	$25,485	$38,160

(1)
Represents severance and bonus benefits paid to the CEO pursuant to his employment agreement in connection with a Qualifying Termination other than in connection with a Change in Control. Benefits included (i) a cash payment equal to one times the sum of annual base salary and target annual bonus, in each case as in effect for the most recently completed fiscal year ended December 31, 2025, over the one year period following his termination date and (ii) his full 2025 annual bonus, as earned based on actual performance for the full fiscal year, payable at the same time annual bonuses were paid to active executives.

(2)
Represents severance and bonus benefits payable to executive officers other than the CEO pursuant to the Severance Policy in connection with a qualifying termination other than in connection with a change in control. For U.S.-based executive officers, benefits include (i) a lump sum cash payment equal to one times annual base salary, as in effect for the most recently completed fiscal year ended December 31, 2025, payable within 60 days following termination, and (ii) a pro rata annual bonus for the fiscal year of termination, if earned based on actual performance for the full fiscal year, payable at the same time annual bonuses are paid to active executives, in each case subject to execution and non-revocation of a release of claims.

(3)
These executive officers would have been eligible for pro-rata acceleration rights with respect to 1/3 of their 2025 RSU grants in the case of an involuntary termination without cause as of December 31, 2025. For Dr. Feehery, this represents 62,381 RSUs, or one-third of RSUs granted on May 20, 2025, that vested on December 31, 2025 as noted in his Severance and Consulting Agreement. The RSUs for the other NEOs represent the number of RSUs that would be vested in connection with a termination of employment as of December 31, 2025: Mr. Gallagher, 22,782 units; for Dr. Aspbury 15,188 units, for Mr. Pedersen, 15,188 units; and for Dr. McKemey, 10,849 units.

(4)
These executive officers would have remained eligible to vest in 1/3 of the shares covered by their 2025 PSU grants, subject to actual performance over the remaining performance period, in the case of an involuntary termination without cause as of December 31, 2025For Dr. Feehery, this represents 93,572 target PSUs, or one-third of the PSUs granted on May 20, 2025, that remained outstanding following his December 31, 2025 termination date and are eligible to vest after March 31, 2028 if the applicable performance goals are achieved. For the other executive officers, the following number of PSUs would have remained outstanding and eligible to vest based on actual performance: for Mr. Gallagher Mr. Gallagher, 34,174 units; Dr. Aspbury, 22,782 units; Mr. Pedersen, 22,782 units; and Dr. McKemey, 16,373 units.

(5)
Represents continued health benefit coverage for the applicable severance period pursuant to the Severance Policy. For Dr. Aspbury, cash severance payments may be made in the form of garden leave payments, and in lieu of subsidized COBRA premiums, health benefit coverage may be provided on substantially the same terms as applicable to active employees, in each case as contemplated by the Severance Policy and subject to applicable law.

60   |   2026 PROXY STATEMENT

TERMINATION AND SEVERANCE
Benefits Payable as a Result of Termination of Employment by the Company Without Cause or for Good Reason Following a Change in Control(1),(2)
Elements	John E. Gallagher III	Robert A. Aspbury	Leif E. Pedersen	Adrian K. McKemey
Severance	$610,016(3)	$440,000(3)	$462,052(3)	$440,000(3)
Pro rata bonus	$305,008(4)	$242,000(4)	$254,129(4)	$242,000(4)
Unvested restricted stock units(5)	$981,099	$649,050	$649,050	$286,739
Unvested performance stock units(6)	$1,618,693	$1,069,899	$1,069,899	$430,104
Health Insurance(7)	$21,157	—	$25,485	$38,160

(1)
The information set forth in this table and the accompanying footnotes describes the estimated amounts payable to each NEO in connection with a Qualifying Termination (as defined in the Severance Policy), including an involuntary termination without “Cause” or a resignation for “Good Reason,” in each case occurring during the two-year period following a Change in Control (a “CIC Termination”). Pursuant to the Severance Policy, enhanced cash severance and target bonus payments are payable in the event of a CIC Termination, and the Company’s equity incentive arrangements generally provide for accelerated vesting or settlement of certain outstanding equity awards in connection with such termination.

(2)
The amounts in this table assume that the applicable NEO experienced a Qualifying Termination on December 31, 2025, and that such termination constituted a CIC Termination under the Severance Policy and the Company’s equity incentive arrangements.

(3)
Represents the lump sum cash severance payable to the other Executive Officers pursuant to the Severance Policy in connection with a CIC Termination, equal to one times the sum of annual base salary and target bonus.

(4)
Represents the pro rata target bonus payable for the year of termination pursuant to the Severance Policy in connection with a CIC Termination. The pro rata target bonus is payable within 60 days following termination.

(5)
Represents the full accelerated vesting of outstanding time-based RSUs in connection with a CIC Termination pursuant to the Company’s equity incentive arrangements as follows: Mr. Gallagher, 111,362 units; Dr. Aspbury, 73,672 units; Mr. Pedersen, 73,672 units; and Dr. McKemey, 32,547 units.

(6)
Represents the estimated value of accelerated vesting of outstanding PSUs assuming performance at target levels, based on the closing price of the Company’s common stock on December 31, 2025:

2023 PSU Grant. Based on an actual overall performance achievement of 51.3% for the three-year performance period, and a closing stock price of $8.81. The estimated allocations are as follows: Mr. Gallagher: 23,346 units ($205,590); Dr. Aspbury: 14,510 units ($127,833), and Mr. Pedersen: 14,510 units ($127,833).
2024 PSU Grant. As of December 31, 2025, the estimated achievement over the three-year performance period was 84.7% (0.846667). This estimate reflects actual performance of 42% for fiscal year 2024, 112% for fiscal year 2025, and an assumed performance level of 100% for fiscal year 2026 for estimation purposes only. Based on this estimated achievement level and a closing stock price of $8.81, the estimated allocations are as follows: Mr. Gallagher: 57,876 units ($509,884); Dr. Aspbury: 38,583 units ($339,920); and Mr. Pedersen: 38,583 units ($339,920).
2025 PSU Grant. As of December 31, 2025, achievement over the three-year performance period was assumed to be 100% for estimation purposes only, reflecting assumed target-level performance for each of fiscal years 2025, 2026 and 2027. Based on this assumed achievement level and a closing stock price of $8.81, the estimated allocations are as follows: Mr. Gallagher: 102,522 units ($903,219); Dr. Aspbury: 68,348 units ($602,146); Mr. Pedersen: 68,348 units ($602,146); and Dr. McKemey: 48,820 units ($430,104).
(7)
Represents the estimated cost of continued group health insurance coverage for U.S.-based executive officers for the applicable severance period following a CIC Termination. No continued health insurance benefits are provided to the U.K.-based executive officer.

2026 PROXY STATEMENT   |   61

TERMINATION AND SEVERANCE
CEO PAY RATIO

We are providing the ratio of the total annual compensation of our CEO to the total annual compensation of our median compensated employee (the “median employee”).
As required by the SEC’s pay ratio rules, we re-identified our median employee for fiscal year 2025. Our determination of the median employee for compensation purposes was based on compensation data for all employees (other than our CEO) as of October 1, 2025 (the “Determination Date”), which was within the last three months of our fiscal year 2025. Our employee population as of the Determination Date consisted of 1,559 individuals employed in the United States and in international locations (including our consolidated subsidiaries), all of whom were employed on a full-time, part-time, or seasonal basis, including employees on a leave of absence. Contractors and other non-employees were excluded from our employee population.
To identify the median-paid employee among our employees (other than the CEO), we used total cash compensation based on payroll data for the trailing twelve-month period preceding the Determination Date (the “Determination Period”). Total cash compensation included regular base pay, overtime pay, retroactive pay, and cash bonuses and commissions. We annualized the compensation of employees who were hired during the Determination Period. For employees who were eligible to participate in our annual bonus program but did not receive a bonus during fiscal year 2025 for their fiscal year 2024 performance due to commencing employment in the fourth quarter of fiscal year 2024, we included an estimated annual bonus based on target bonus opportunities applicable to the employee’s position or title. The compensation data used to identify the median employee did not include the value of any equity awards.
For employees whose compensation was paid in currencies other than U.S. dollars, we converted such compensation to U.S. dollars using the average monthly exchange rates in effect during the Determination Period. We did not apply any cost-of-living adjustments.
After identifying the median employee as of the Determination Date, we calculated the annual total compensation of the median employee using the same methodology that we use to calculate our CEO’s annual total compensation for purposes of the Summary Compensation Table for fiscal year 2025. We did not include compensation provided under non-discriminatory benefit plans for either the median employee or the CEO.
The results of our calculations are as follows:
▪
The annual total compensation of our median employee (excluding our CEO) was $96,682.

▪
The annual total compensation of our CEO was $6,491,387.

▪
The ratio of our CEO’s annual total compensation to that of our median employee was 67:1.

For additional information regarding the compensation of our CEO, see the “Compensation Discussion & Analysis” section elsewhere in this Proxy Statement.
We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and based on our payroll and employment records and the methodology described above.
The SEC’s pay ratio rules permit companies to use reasonable estimates, assumptions, and methodologies based on their unique facts and circumstances. As a result, the pay ratios reported by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employee populations, compensation practices, and methodologies.

62   |   2026 PROXY STATEMENT

TERMINATION AND SEVERANCE
PAY VERSUS PERFORMANCE

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(5)	Value of Initial Fixed $100 Investment Based On(3):		Net Income ($)	Company- Selected Measure Adjusted EBITDA ($)(6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2025(7)	6,491,387	1,766,482	2,123,842	4,229,499	26.13	77.88	(1,595,000)	134,500,000
2024	7,219,615	2,037,690	2,306,748	256,571	27.97	82.64	(12,051,000)	122,046,000
2023	7,810,028	4,396,333	2,212,277	1,415,136	46.19	79.94	(55,357,000)	123,108,000
2022	6,234,325	(4,571,474)	1,905,302	(1,519,004)	42.21	82.12	14,731,000	120,174,000
2021	6,244,695	2,332,290	2,028,857	798,169	74.63	116.62	(13,266,000)	103,713,000
(1)
Certara is providing this disclosure pursuant to 17 CFR 229.402(v) for the last five fiscal years; the Company’s CEO and principal executive officer for each of the years presented was William F. Feehery.

(2)
As required by 17 CFR 229.402(v)(3), the following tables disclose each of the amounts deducted and added to the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs.”

(3)
Total shareholder return amounts assume an initial investment of $100 on December 31, 2020, assuming the reinvestment of dividends.

(4)
The S&P Small Cap 600 Healthcare Index (i.e., the published industry or line-of-business index used in the stock performance graph in the Annual Report).

(5)
The individuals comprising the non-PEO NEOs for the fiscal years presented are:

2021	2022	2023	2024	2025
M. Andrew Schemick Leif E. Pedersen Robert A. Aspbury Justin Edge Craig Rayner	M. Andrew Schemick Leif E. Pedersen Robert A. Aspbury Patrick F. Smith	John E. Gallagher III M. Andrew Schemick Leif E. Pedersen Robert A. Aspbury Patrick F. Smith	John E. Gallagher III Leif E. Pedersen Robert A. Aspbury Patrick F. Smith	John E. Gallagher III Robert A. Aspbury Leif E. Pedersen Adrian K. McKemey

(6)
For purposes of this section, we have identified Adjusted EBITDA as our Company-Selected Measure, the calculation of which is described in our Annual Report for the year ended December 31, 2025 in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures.”

2026 PROXY STATEMENT   |   63

TERMINATION AND SEVERANCE
(7)
For Fiscal Year 2025 — Compensation Actually Paid reconciliation:

Description	PEO	Non-PEO NEOS
Compensation as reported in the summary compensation table	$6,491,387	$2,123,842
Minus
Grant date fair value from summary compensation table	$(4,927,502)	$(1,264,012)
Plus
Year-end fair value of any equity awards granted during the respective year that remain outstanding and unvested at the end of the year	$770,799	$3,384,438
Year-over-year change in fair value as of the respective year-end for equity awards granted in a prior year that remain outstanding and vested at the end of that year	$(38,082)	$(231,254)
Fair value as of the vesting date for any equity awards granted and vested within the respective year	$942,920	$335,527
Change in fair value from the prior year-end to the vesting date for equity awards granted in a prior year that vested during the respective year	$(143,441)	$(119,042)
Reduction for the fair value as of the end of the prior year for any equity awards granted during that prior year that failed to vest during the respective year	$(1,329,598)	—
Value of any dividends or other earnings paid on equity awards prior to vesting date that are not otherwise included in the fair value of the award or other reported compensation amounts	—	—
Total	$1,766,482	$4,229,499
The compensation paid to our principal executive officer, Dr. Feehery, and our other NEOs set forth in the table above include the value of equity granted prior to the IPO (under our Equity Incentive Plan) and after the IPO (under our 2020 Incentive Plan).
Relationship Between Compensation Actually Paid and Cumulative Stockholder Return

PEO and non-PEO NEOs CAP, and Company TSR and Peer TSR in U.S. Dollar per share on return of $100.

64   |   2026 PROXY STATEMENT

TERMINATION AND SEVERANCE
Relationship Between Compensation Actually Paid and Net Income

PEO and non-PEO NEOs CAP and net income in millions of dollars.
Relationship Between Compensation Actually Paid and Adjusted EBITDA

PEO and non-PEO NEOs CAP and Adjusted EBITDA in millions of dollars.

2026 PROXY STATEMENT   |   65

TERMINATION AND SEVERANCE
Financial Performance Measures
The following is a list of financial performance measures that represent the most important financial performance measures (used by the Company to link compensation actually paid to our PEO and non-PEO NEOs for fiscal year 2025 to Company performance):
▪
Revenue

▪
Adjusted EBITDA

▪
Relative total shareholder return

▪
Bookings

66   |   2026 PROXY STATEMENT

PROPOSAL 3 — NON-BINDING ADVISORY VOTE TO APPROVE THE 2025 COMPENSATION OF OUR NEOS
As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this Proxy Statement. This proposal — commonly referred to as a “say-on-pay” vote — does not approve or disapprove any specific element of compensation. Rather, it provides stockholders with the opportunity to express their views on the overall compensation of our NEOs and on the Company’s executive compensation philosophy, policies, and practices. We conduct this advisory vote on an annual basis, consistent with the preference previously expressed by our stockholders. We currently expect to hold the next say-on-pay vote at the 2027 Annual Meeting of Stockholders and the next advisory vote on the frequency of say-on-pay proposals at the 2028 Annual Meeting of Stockholders.
In considering this proposal, we encourage you to review the Company’s executive compensation program and philosophy described in the Compensation Discussion & Analysis section of this Proxy Statement. As described therein, our executive compensation program is designed to align the interests of our executives with those of our stockholders by tying a significant portion of compensation to Company performance and by providing competitive compensation necessary to attract, retain, and motivate the leadership critical to our long-term success.
We are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Certara, Inc. (“Certara”) approve, on an advisory basis, the compensation of Certara’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in Certara’s Proxy Statement for the 2026 Annual Meeting of Stockholders under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation.’”
Because this vote is advisory, it will not be binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the input of our stockholders and will carefully consider the outcome of the vote when making future executive compensation decisions.
VOTE REQUIRED FOR APPROVAL

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the 2026 Annual Meeting of Stockholders and entitled to vote on the proposal.
The Board unanimously recommends that you vote “FOR” Proposal 3.

2026 PROXY STATEMENT   |   67

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of December 31, 2025. All outstanding awards relate to our common stock.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Equity Award	Weighted- Average Exercise Price of Outstanding Equity Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c))
Equity Compensation Plans Approved by Stockholders	4,612,262(1)	—	10,668,660(2)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	4,612,262	—	10,668,660(2)

(1)
Consists of time-based RSU awards issued under our 2020 Incentive Plan.

(2)
Represents shares available for future issuance under the Certara, Inc. 2020 Employee Stock Purchase Plan and 1,700,000 shares available for future issuance under our 2020 Incentive Plan. On the first day of each fiscal year beginning in fiscal year 2021, the 2020 Incentive Plan provides for an annual automatic increase of the shares reserved for issuance in an amount equal to the lesser of (i) the positive difference, if any, between (x) 4.0% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the plan share reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our Board.

68   |   2026 PROXY STATEMENT

OUR EXECUTIVE OFFICERS
The following individuals are our current executive officers:
Jon Resnick(1)	Chief Executive Officer
John E. Gallagher III	Senior Vice President and Chief Financial Officer
Robert A. Aspbury	President, Certara Predictive Technologies
Leif E. Pedersen	President, Chief Commercial Officer
Adrian K. McKemey	President, Certara Drug Development Solutions
Daniel D. Corcoran	Senior Vice President, General Counsel and Secretary
Rona S. Anhalt	Chief Human Resources Officer

(1)
The biography for Jon Resnick appears above under “Proposal 1 — Election of Class III Directors Named Herein.”

John E. Gallagher III, 53, Mr. Gallagher has served as Senior Vice President and Chief Financial Officer of the Company since April 2023. From March 2021 to March 2023, he served as Chief Financial Officer of Cue Health, a publicly traded healthcare technology company. Prior to Cue Health, Mr. Gallagher spent nearly a decade at Becton, Dickinson & Co. (“BD”), a global medical technology company. Upon joining BD in 2012, he was appointed Corporate Treasurer, a position he held throughout his tenure. He also held responsibility for corporate finance, including financial planning and analysis, and served as Senior Vice President, Controller and Chief Accounting Officer from December 2014 to July 2018, and as Senior Vice President and Chief Financial Officer of BD’s Medical Segment and Treasurer from July 2018 to February 2021. Earlier in his career, Mr. Gallagher served as Vice President, Financial Planning & Analysis at NBCUniversal from 2009 to 2012 and as Assistant Controller of Corporate Treasury at General Electric Company from 2006 to 2009. He began his career at Ford Motor Company, where he held roles in treasury, internal audit, and product development.
Robert A. Aspbury, Ph.D., 54, Dr. Aspbury has served as President of Certara Predictive Technologies (formerly the Scientific Software and Simcyp division) since January 2020. He previously served as Chief Operating Officer of Simcyp from April 2019 to December 2019. Prior to joining Certara, Dr. Aspbury served as Vice President of Strategic Solutions, Biosimilars at Covance Inc., a contract research organization and drug development services company, from September 2016 to March 2019, and as Vice President and General Manager, Global Clinical Pharmacology from November 2011 to August 2016. Earlier in his career, he held multiple finance roles at Covance and is a qualified chartered accountant.
Leif E. Pedersen, 61, Mr. Pedersen has served as President and Chief Commercial Officer of the Company since August 2023. Prior to assuming this role, he served as President of Software from September 2020 to August 2023. Before joining Certara, Mr. Pedersen was a Senior Operating Partner at SymphonyAI, an operating group of artificial intelligence companies, from October 2019 to August 2020. He previously served as Chief Executive Officer of BIOVIA, a division of Dassault Systèmes, a software development company, from September 2017 to September 2019, and as Executive Vice President at Innovative Interfaces, a library management software company, from December 2015 to August 2017.
Adrian K. McKemey, Ph.D., 61, Dr. McKemey has served as President of Certara Drug Development Solutions since March 2025. Prior to joining the Company, he served as Head of Enterprise Transformation at IQVIA from January 2022 to February 2025, where he led strategic initiatives focused on business transformation, portfolio management, and operational excellence in drug development. From 2016 to 2022, Dr. McKemey served as Senior Vice President and Head of R&D Strategy Solutions at IQVIA (formerly Quintiles), a leading global provider of clinical research services, commercial insights, and healthcare intelligence to the life sciences industry, overseeing global R&D strategy and enterprise-wide innovation initiatives. Earlier in his career, he was a Principal in the Life Sciences practice at The Boston Consulting Group, advising biopharmaceutical clients on R&D and commercialization strategies.

2026 PROXY STATEMENT   |   69

OUR EXECUTIVE OFFICERS
Daniel D. Corcoran, 59, Mr. Corcoran has served as Senior Vice President, General Counsel and Secretary of the Company since May 2024. Prior to joining Certara, he served as Senior Vice President of Legal and General Counsel of Nexthink SA, a global enterprise technology company providing SaaS and professional services solutions to Global 2000 companies and government customers, from September 2018 to May 2024. Earlier in his career, Mr. Corcoran held senior legal leadership roles at several Seattle-based public companies, advising on initial public offerings, mergers and acquisitions, corporate finance, product development and launches, compliance, and international expansion initiatives. He began his legal career as a corporate finance associate at Sullivan & Cromwell LLP, practicing in the firm’s Frankfurt and New York offices.
Rona S. Anhalt, 61, Ms. Anhalt has served as Chief Human Resources Officer of the Company since May 2024. Prior to joining Certara, she served as Chief People Officer of EQRx, Inc., a company focused on oncology and immune-inflammatory therapies, from August 2020 to November 2023, when EQRx was acquired by Revolution Medicines. Before joining EQRx, Ms. Anhalt served as Corporate Vice President, Human Resources at Celgene Corporation from 2017 to 2020, and as Executive Director of Human Resources for Global Hematology, Oncology, and Franchises from 2016 to 2017. She previously held a variety of senior human resources leadership roles at Novartis Pharmaceuticals from 2003 to 2016.

70   |   2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATED PERSONS TRANSACTION POLICY

We maintain a written policy governing transactions with related persons, referred to as our Related Persons Transaction Policy. Under this policy, all “related persons” (as defined in Item 404(a) of Regulation S-K) are required to promptly disclose to our General Counsel any “related person transaction,” which is any transaction in which the Company was or will be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest.
Upon receiving such disclosure, the General Counsel will present the proposed transaction, together with all material facts, to the Board of Directors or a duly authorized committee of the Board for review. No related person transaction may be consummated without the prior approval or ratification of the Board of Directors or its designated committee. In accordance with the Related Persons Transaction Policy, any director who has an interest in a related person transaction is required to recuse himself or herself from the deliberations and from any vote related to the transaction.
REGISTRATION RIGHTS AGREEMENT

We are a party to a Registration Rights Agreement, dated November 3, 2022, with Arsenal (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Arsenal has certain rights to require the Company to register the resale of Arsenal’s securities under the Securities Act of 1933, as amended (the “Securities Act”). While the Registration Rights Agreement remains in effect, Arsenal is entitled to (i) up to four demand registrations; (ii) one underwritten offering during any consecutive 90-day period; and (iii) up to two underwritten offerings during any consecutive 360-day period, in each case subject to customary conditions and limitations. The Registration Rights Agreement also provides that the Company will bear certain expenses incurred by Arsenal in connection with such registrations and will indemnify Arsenal against certain liabilities that may arise under the Securities Act.
LETTER AGREEMENT

In connection with the EQT/Arsenal transaction, the Company and Arsenal entered into a Letter Agreement (the “Letter Agreement”) dated November 3, 2022, providing that, subject to certain exceptions, Arsenal is prohibited from transferring the shares of common stock acquired by Arsenal in the EQT/Arsenal transaction (the “acquired shares”) until December 8, 2024.
On April 14, 2025, the Company and Arsenal entered into Amendment No. 1 to the Letter Agreement, pursuant to which Arsenal agreed not to transfer the acquired shares until April 14, 2026, subject to specified exceptions. Except as amended, the Letter Agreement remains in full force and effect.
STOCKHOLDERS AGREEMENT

Under the Stockholders Agreement, Arsenal has the right to nominate up to two directors to our Board of Directors, subject to specified ownership thresholds, until the latest of:
1.
the period from the closing of the EQT/Arsenal transaction through the second anniversary thereof, for so long as Arsenal continues to own 100% of the shares purchased in the EQT/Arsenal transaction;

2.
after the second anniversary of the closing, for so long as Arsenal beneficially owns at least 12% of the Adjusted Shares Outstanding (as defined in and calculated pursuant to the Stockholders Agreement); and

3.
the period from the closing through the fifth anniversary thereof, for so long as Arsenal continues to own 100% of the shares purchased in the EQT/Arsenal transaction, in each case as adjusted for changes in our capitalization.

2026 PROXY STATEMENT   |   71

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Arsenal’s right to nominate two directors will be reduced to the right to nominate one director if Arsenal beneficially owns at least 6%, but less than 12%, of the Adjusted Shares Outstanding.
Any individual designated by Arsenal for nomination to the Board must be either (i) a full-time senior employee of Arsenal Capital Management LP or one of its affiliates (such as an investment partner, senior partner, or operating partner), or (ii) another individual whom Arsenal reasonably believes is appropriately qualified to serve as a director of a public company; provided that any designation under clause (ii) is subject to the approval of the Board of Directors (excluding any Arsenal-designated director), acting in its sole discretion.
As long as Arsenal retains the right to nominate one or more directors under the Stockholders Agreement, the Company is required to (i) include each Arsenal-designated nominee on the slate of director nominees presented in the Company’s proxy materials for election to the applicable class of directors and (ii) provide at least the same level of support for the election of each such nominee as the Company provides to all other nominees recommended by the Board of Directors. During this period, the Company’s proxy materials may include only Arsenal-designated nominees and any other nominees selected by the Board’s Nominating and Corporate Governance Committee. Arsenal has agreed to vote its shares in favor of the full slate of Company-nominated directors included in the Company’s proxy statements. For so long as the Board remains classified, Arsenal’s director nominees will be designated to serve as Class I or Class III directors, as specified by Arsenal in accordance with the Stockholders Agreement.
If an Arsenal-designated director ceases to serve on the Board for any reason other than (i) a failure by the Company’s stockholders to elect such nominee or (ii) Arsenal’s loss of its right to designate such nominee, Arsenal is entitled to designate a replacement nominee. In such event, the Company is required to take all reasonable actions necessary to appoint the replacement director, subject to Arsenal’s continued satisfaction of the applicable ownership requirements.
Committee representation rights are also governed by the Stockholders Agreement. While Arsenal is entitled to designate two directors, one such director must be appointed to the Nominating and Corporate Governance Committee and one to the Compensation Committee. If Arsenal’s nomination right is reduced to one director, that director — designated by Arsenal — must be appointed to either the Nominating and Corporate Governance Committee or the Compensation Committee, as determined by Arsenal, and any additional Arsenal-designated directors must be removed from all Board committees. Once Arsenal no longer has the right to designate any directors under the Stockholders Agreement, any remaining Arsenal-designated directors may be removed from all Board committees.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, together with our Amended and Restated Bylaws, provide that we will indemnify each indemnitee to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). This indemnification generally covers losses, liabilities, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement that are actually and reasonably incurred by or on behalf of an indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which the indemnitee is a party or is threatened to be made a party by reason of the fact that he or she is or was a director or officer of the Company. In addition, the indemnification agreements provide that the Company will advance expenses incurred by an indemnitee in connection with any such proceeding, subject to the indemnitee’s obligation to repay such amounts if it is ultimately determined that the indemnitee is not entitled to indemnification under applicable law.

72   |   2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, to the best of the Company’s knowledge, information regarding the beneficial ownership of the Company’s common stock as of March 20, 2026, by: (i) each of the Company’s NEOs; (ii) each current director and director nominee; (iii) all directors and executive officers as a group; and (iv) each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock. This information is based on a review of SEC filings and other information provided to the Company.
Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to beneficially own securities if he or she has or shares either voting power (the power to vote or direct the voting of the securities) or investment power (the power to dispose of or direct the disposition of the securities). As a result, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no direct economic interest. Except as otherwise indicated in the footnotes to the table below, and based on information provided to the Company, we believe that each beneficial owner listed has sole voting and investment power with respect to the shares shown, subject to applicable community property laws.
Percentage ownership information is based on 153,325,078 shares of common stock issued and outstanding (excluding treasury shares) as of March 20, 2026. In calculating the beneficial ownership of each person, we have included shares of common stock that such person has the right to acquire within 60 days of March 20, 2026, including shares underlying vested or vesting RSUs and PSUs. Such shares are deemed outstanding only for purposes of calculating the percentage ownership of the person holding such rights and are not deemed outstanding for purposes of calculating the ownership percentage of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Certara, Inc., 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087. The information provided in the table is based on the Company’s records, SEC filings, and information made available to the Company, except as otherwise noted.

2026 PROXY STATEMENT   |   73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCK OWNERSHIP TABLE

Name of Beneficial Owner	Shares(1)	% Ownership
Named Executive Officers and Directors:
Jon Resnick(2)	—	*
John Gallagher(2)	120,479	*
Robert Aspbury(2)	354,854	*
Leif Pedersen(2)	121,657	*
Adrian McKemey(2)	10,849	*
Arjun Bedi(2)	5,547	*
Eran Broshy(2)	50,708	*
James Cashman III(2)	484,197	*
Cynthia Collins(2)	51,846	*
Rosemary Crane(2)	45,672	*
Nancy Killefer(2)	51,846	*
Stephen McLean(3)	42,000	*
John Reynders(2)	26,466	*
David Spaight(3)	—	*
Matthew Walsh(2)	213,316	*
William Feehery(2)	2,458,034	1.60
All executive officers and directors as a group (17 persons)(4)	1,651,429	1.08
5% Stockholders:	Shares(1)	% Ownership
Arsenal Capital Partners(5)	36,345,835	23.71
Wasatch Advisors LP(6)	17,398,337	11.35
BlackRock, Inc.(7)	13,956,611	9.10
The Vanguard Group(8)	12,544,560	8.18
Dimensional Fund Advisors LP(9)	8,352,281	5.45

*
Less than 1%

(1)
Shares underlying RSUs and PSUs that vest more than 60 days after March 20, 2026 are not included in the calculation of beneficial ownership. Holders of such awards do not have voting rights with respect to the underlying shares prior to vesting. RSUs and PSUs are granted under the Company’s 2020 Incentive Plan and represent the right to receive one share of common stock, or the cash equivalent, upon settlement.

(2)
Includes shares of common stock that the individuals have the right to acquire within 60 days of March 20, 2026, consisting of: (i) shares underlying RSUs scheduled to vest as follows: Mr. Gallagher, 50,605, shares; and Dr. Aspbury, 33,167 shares; Mr. Pedersen, 33,167 shares; Dr. McKemey, 10,849; and (ii) shares underlying PSUs granted on April 1, 2023 and vested on April 1, 2026 — Dr. Feehery, 61,390 shares; Mr. Gallagher, 23,346 shares; Mr. Pedersen, 14,510 shares; and Dr. Aspbury, 14,510 shares.

Includes 15,757 shares of common stock for each of Messrs. Broshy and Cashman III, Ms. Collins, Ms. Crane, Ms. Killefer, Dr. Reynders, and Mr. Walsh, and 5,547 shares of common stock for Mr. Bedi, in each case issuable within 60 days of March 20, 2026 upon the vesting of restricted stock units awarded to directors, which vest on the earlier of the one-year anniversary of the grant date or the date of the Company’s next annual meeting of stockholders. This footnote also includes 9,324 vested shares deferred by Ms. Crane pursuant to the Directors Deferral Plan.
(3)
The address of Messrs. McLean and Spaight is Arsenal Capital Group LLC, 277 Park Avenue., Floor 34, New York, NY 10172.

74   |   2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(4)
Also includes shares beneficially owned by Mr. Daniel D. Corcoran and Ms. Rona S. Anhalt. Does not include shares beneficially owned by Dr. William F. Feehery, the former CEO and Dr. Patrick Smith, who stepped down from his role as President, Certara Drug Development Solutions effective as of March 3, 2025.

(5)
Based on Amendment No. 1 to Schedule 13D filed with the SEC on April 14, 2025 by (i) Arsenal Capital Partners III LP (“Partners III”); (ii) Arsenal Capital Partners III-B LP (“Partners III-B”); (iii) Arsenal Saturn Holdings LP (“Holdings LP”); (iv) Arsenal Capital Investment VI LP (“Investment VI LP”), the general partner of Holdings LP; (v) Arsenal Capital Investment III LP (“Investment III LP”), as the general partner of Partners III and Partners III-B; and (vi) Terry M. Mullen, as an individual making up the investment committee that governs Investment VI LP and Investment III LP. Holdings LP directly holds 29,954,521 shares of common stock and has shared voting power and shared dispositive power over those shares. Partners III directly holds 3,559,745 shares of common stock and has shared voting power and shared dispositive power over those shares. Partners III-B (together with Partners III, the “Arsenal III Funds,” and together with Holdings LP, the “Arsenal Funds”) directly holds 2,831,569 shares of common stock and has shared voting power and shared dispositive power over those shares. Investment VI LP is the general partner of Holdings LP, and Investment III LP is the general partner of each of the Arsenal III Funds. Investment VI LP and Investment III LP (together, the “Investment LPs”) are each governed by a limited partner committee consisting of Mr. Mullen. As such, Mr. Mullen has the power to control each Investment LP’s voting and investment decisions and may be deemed to beneficially own an aggregate of 36,345,835 shares of common stock held by the Arsenal Funds and to have shared voting power and shared dispositive power with respect to such shares. The principal address of Arsenal Capital Partners is 100 Park Avenue, 31st Floor New York, NY, 10017.

(6)
Based upon Amendment No. 2 to Schedule 13G filed with the SEC on October 7, 2025, Wasatch Advisors LP (“Wasatch Advisors”) beneficially owns 17,398,337 shares of the Company’s common stock. Wasatch Advisors has sole voting power with respect to 12,631,748 shares of common stock and sole dispositive power over with respect to 17,398,337 shares of common stock, and no shared voting or dispositive power with respect to any shares. The principal address of Wasatch Advisors is 505 Wakara Way, Salt Lake City, UT 84108.

(7)
Based on a Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. together with certain of its subsidiaries, including: (i) BlackRock Advisors, LLC; (ii) Aperio Group, LLC, (iii) BlackRock (Netherlands) B.V.; (iv) BlackRock Fund Advisors; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Asset Management Ireland Limited; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Asset Management Schweiz AG; (ix) BlackRock Investment Management, LLC; (x) BlackRock Investment Management (UK) Limited; (xi) BlackRock Asset Management Canada Limited; (xii) BlackRock Investment Management (Australia) Limited; (xiii) BlackRock Advisors (UK) Limited; and (xiv) BlackRock Fund Managers Ltd (collectively “BlackRock”) beneficially owns 13,956,611 shares of the Company’s common stock. BlackRock has sole voting power with respect to 13,569,009 shares of common stock and sole dispositive power with respect to 13,956,611 shares of common stock, and no shared voting or dispositive power with respect to any shares. The principal address of BlackRock is 500 Hudson Yards, New York, NY 10001.

(8)
Based upon Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group beneficially owns 12,544,560 shares of the Company’s common stock. The Vanguard Group has shared voting power with respect to 59,808 shares of common stock, sole dispositive power with respect to 12,544,560 shares of common stock and shared dispositive power with respect to 174,308 shares of common stock. The principal address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Based upon a Schedule 13G filed with the SEC on October 9, 2025, Dimensional Fund Advisors LP beneficially owns 8,352,281 shares of the Company’s common stock. Dimensional Fund Advisors LP has sole voting power with respect to 8,244,677 shares of common stock and sole dispositive power with respect to 8,352,281 shares of common stock, and no shared voting or shared dispositive power with respect to any shares. The principal address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin TX 78746.

2026 PROXY STATEMENT   |   75

OTHER MATTERS
STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

Stockholders who wish to recommend a candidate for consideration by the NCGC for possible inclusion in the Company’s 2027 proxy statement must submit their recommendation in writing to the Secretary of Certara, Inc., 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087. In accordance with the time periods set forth in the Company’s Bylaws, such recommendations must be received no earlier than January 14, 2027, and no later than February 13, 2027, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 14, 2027. Each recommendation must include (i) a brief biographical description of the proposed candidate; (ii) a written consent from the candidate confirming willingness to serve if elected; and (iii) evidence of the recommending stockholder’s ownership of Company stock. The NCGC or its Chair will evaluate any properly submitted candidate on substantially the same basis as other director nominees.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In addition to the stockholder recommendation process described above, stockholders may submit proposals or nominate persons for election as directors at the 2027 Annual Meeting of Stockholders only if they comply with the procedures described below and, if applicable, in the Company’s Bylaws.
Proposals for Inclusion in the 2027 Proxy Statement Pursuant to Rule 14a-8
Stockholders who wish to submit a proposal for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must ensure that the proposal is received by the Secretary no later than December 4, 2026. This deadline is calculated in accordance with Rule 14a-8, which requires that stockholder proposals be received not less than 120 days prior to the anniversary of the date on which the Company’s proxy statement for the prior year’s annual meeting was first released. Submission of a proposal by this deadline does not guarantee its inclusion in the Company’s proxy materials. Rule 14a-8 contains additional eligibility, procedural, and substantive requirements that must be satisfied.
Other Stockholder Proposals and Director Nominations (Advance Notice)
Any stockholder proposal or nomination not submitted pursuant to Rule 14a-8, including the nomination of persons for election as directors, to be presented at our 2027 Annual Meeting of Stockholders must be made by timely written notice to the Secretary and must include all information required by the Company’s Bylaws.
In accordance with Section 2.03(A)(2) of the Bylaws, such notice must be received no earlier than January 14, 2027, and no later than February 13, 2027, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 14, 2027. In that event, notice must be received not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of: (i) the 90th day prior to the meeting, or (ii) the 10th day following the first public announcement of the meeting date.
If the number of directors to be elected at the 2027 Annual Meeting is increased and the Company does not publicly announce the names of all nominees or the size of the increased Board by February 3, 2027, then notice of a stockholder nomination to fill any new position must be received no later than the close of business on the 10th day following such public announcement.
Universal Proxy Requirements (Rule 14a-19)
In addition to satisfying the foregoing requirements and those set forth in the Company’s Bylaws, stockholders intending to solicit proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19 under the Exchange Act, including providing the notice required by Rule 14a-19 no later than March 15, 2027.

76   |   2026 PROXY STATEMENT

OTHER MATTERS
AVAILABILITY OF ANNUAL REPORT

The Company’s Proxy Statement and Annual Report are available free of charge on the Investor Relations section of the Company’s website at www.certara.com under “Investors — Financials & Filings — SEC Filings.” Copies of the Annual Report will be provided without charge upon written request to Investor Relations at Certara, Inc., 4 Radnor Corporate Center, Suite 350, Radnor, PA 19087, or by email at ir@certara.com.

Radnor, PA April 3, 2026	Daniel D. Corcoran Senior Vice President, General Counsel, and Secretary

2026 PROXY STATEMENT   |   77

CERTARA, INC. C/O BROADRIDGE P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore the Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During the Meeting - Go to www.virtualshareholdermeeting.com/CERT2026You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V83960-P44447KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY CERTARA, INC.For WithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR all thenumber(s) of the nominee(s) on the line below.nominees listed:!!!1.To elect the three Class III directors named in our ProxyStatement to hold office until the 2029 Annual Meetingof Stockholders and until their respective successors havebeen duly elected and qualified.Nominees:01)Arjun Bedi02)Stephen McLean03)Jon ResnickThe Board of Directors recommends you vote FOR the following proposals:2.Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2026. 3.A non-binding advisory vote to approve the compensation of our named executive officers for the most recently completed fiscal year. NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. If no boxes are marked and the proxy is signed, this proxy will be voted in the manner described on the reverse side. For Against Abstain! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.V83961-P44447CERTARA, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSMAY 14, 2026The undersigned hereby appoints James E. Cashman III, Jon Resnick, and Daniel D. Corcoran, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Certara, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on Thursday, May 14, 2026, at www.virtualshareholdermeeting.com/CERT2026, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SIGNED BUT NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. CONTINUED AND TO BE SIGNED ON REVERSE SIDE